UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)
__________________________

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
CALIX, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CALIX, INC.
3155 Olsen Drive
San Jose, California 95117
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2026
To the Stockholders of Calix, Inc.:
The Annual Meeting of Stockholders (“Annual Meeting”) of Calix, Inc. (“Calix”), will be held virtually, via live webcast at www.virtualshareholdermeeting.com/CALX2026, on Thursday, May 14, 2026 at 10:45 a.m. Pacific Daylight Time. The Annual Meeting will be held for the following purposes:
1.To elect three directors to the Calix Board of Directors (“Board”);
2.To approve an increase in the number of shares of common stock reserved for issuance under the matching component of the Calix, Inc. Amended and Restated Stock Purchase and Matching Plan (the “Stock Purchase and Matching Plan” or “Plan”) by 672,300 shares (the “Share Reserve Increase”);
3.To approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”);
4.To ratify the selection of KPMG LLP as Calix’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
5.To hold an advisory vote on the stockholder proposal relating to a simple majority vote; and
6.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The above items of business are more fully described in the Proxy Statement. Only stockholders of record who owned Calix common stock at the close of business on March 17, 2026 can vote at this meeting or any adjournments that take place.
We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. As a result, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) rather than mailing a paper copy of this Proxy Statement and our 2025 Annual Report. The Notice will be sent on or about March 27, 2026 to our stockholders of record as of the close of business on March 17, 2026. We are also providing access to our proxy materials over the Internet beginning on or about March 27, 2026. Electronic delivery of our proxy materials minimizes printing and mailing costs and reduces the environmental impact of the proxy materials.
The Notice contains instructions for accessing the proxy materials, including the Proxy Statement and our 2025 Annual Report, and provides information on how stockholders may obtain paper copies free of charge. The Notice also provides the date and time of the virtual Annual Meeting, the matters to be acted upon at the meeting and the Board’s recommendation with regard to each matter and information on how to attend the virtual Annual Meeting and vote online.

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend, you should vote and submit your proxy over the Internet following the voting procedures described in the Notice to ensure that your vote is recorded. We strongly encourage you to vote by Internet or phone by following the instructions described in the Notice. If you have requested and received paper copies of proxy materials in lieu of the Notice, we still encourage you to vote by phone, but if you do not have access to a phone you may sign, date and return by mail the proxy card sent to you.

By Order of the Board of Directors

/s/ Douglas McNitt
Douglas McNitt
Corporate Secretary
San Jose, California
March 27, 2026
The Notice of Annual Meeting, Proxy Statement and Form of Proxy are being distributed and made available on or about March 27, 2026.

PROXY STATEMENT
FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
i

CALIX, INC.
3155 Olsen Drive
San Jose, California 95117
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2026
The Board of Directors of Calix, Inc. is soliciting your proxy to vote at the virtual Annual Meeting of Stockholders to be held on May 14, 2026, at 10:45 a.m. Pacific Daylight Time, and any adjournment or postponement of that meeting (“Annual Meeting”). The Annual Meeting will be held via live webcast only at www.virtualshareholdermeeting.com/CALX2026.
We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders of record as of March 17, 2026 (“Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or email may be found in the Notice and on the website referred to in the Notice, including an option to request paper copies prior to the Annual Meeting by April 24, 2026, and thereafter on an ongoing basis until June 8, 2026. On or about March 27, 2026, we are making this Proxy Statement available on the Internet and are mailing the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail or email this Proxy Statement, together with a proxy card, only to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.
The only voting securities of Calix, Inc. are shares of common stock, $0.025 par value per share (“common stock”), of which there were 64,609,498 shares outstanding as of the Record Date. We need the holders of a majority of the outstanding shares of common stock, present or represented by proxy, to hold the Annual Meeting.
In this Proxy Statement, we refer to Calix, Inc. as the “Company,” “Calix,” “we” or “us” and the Board of Directors as the “Board.” When we refer to Calix’s fiscal year, we mean the year ended December 31 of the stated year.
Our 2025 Annual Report to Stockholders, which contains consolidated financial statements for 2025, accompanies this Proxy Statement. Stockholders who received the Notice can access this Proxy Statement and the 2025 Annual Report to Stockholders at the website referred to in the Notice. You also may obtain a copy of our 2025 Annual Report, which was filed with the Securities and Exchange Commission (“SEC”), without charge, by writing to our Investor Relations department at the above address. Our 2025 Annual Report and Proxy Statement are also available under “SEC Filings” in the Investor Relations section of our website at investor-relations.calix.com and at the SEC’s web site at www.sec.gov.

THE PROXY PROCESS AND STOCKHOLDER VOTING
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 17, 2026, will be entitled to vote online at the Annual Meeting. At the close of business on March 17, 2026, there were 64,609,498 shares of common stock outstanding and entitled to vote.
For Shares Registered in Your Name
If, on March 17, 2026, your shares were registered directly in your name with Calix’s transfer agent, Computershare Inc., then you are a registered stockholder and will receive the proxy materials directly from Broadridge Financial Solutions, Inc. (“Broadridge”), an independent agent who we have engaged to tabulate votes for the Annual Meeting. You are the stockholder of record and may vote online at the Annual Meeting or vote by proxy.
Whether or not you expect to attend, you should vote and submit your proxy over the Internet following the voting procedures described in the Notice to ensure that your vote is recorded. If you have requested and received paper copies of proxy materials, you can also vote over the phone or by signing, dating and returning by mail the proxy card sent to you.
For Shares Registered in the Name of a Broker, Bank or Other Agent
If, on March 17, 2026, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner of the shares, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also welcome to join the Annual Meeting and to vote online.
What do I need in order to be able to join the Annual Meeting online?
Any stockholder can join the Annual Meeting live online at www.virtualshareholdermeeting.com/CALX2026. The webcast will start at 10:45 a.m. Pacific Daylight Time. Stockholders may vote and submit questions while attending the Annual Meeting online. In order to be able to participate in the online Annual Meeting, you will need the control number included on your Notice or, if you received a printed copy of the proxy materials, your proxy card if you are a registered stockholder, or included with your voting instruction card and voting instructions you received from your broker, bank or other agent if you hold your shares in “street name.” Instructions on how to participate online are also posted online at www.virtualshareholdermeeting.com/CALX2026.
Why is Calix holding the Annual Meeting online?
Calix has held its annual meetings online since 2012. Among other reasons, Calix believes holding the Annual Meeting online enables broader stockholder attendance and participation from any location around the world, minimizing travel time and cost. In designing our online format, we have taken measures to facilitate easy access and to ensure our virtual meeting provides all stockholders with equal access to ask questions of our Board and management. Our virtual meeting allows participating stockholders to vote on proposals, access our Proxy Statement and 2025 Annual Report and engage in a live Q&A with our Board, management and auditors. In addition, a recording of our Annual Meeting is publicly available for a year following each annual meeting at www.virtualshareholdermeeting.com/CALX2026.
What am I being asked to vote on?
You are being asked to vote on:
•election of three Class I directors to hold office until our 2029 Annual Meeting of Stockholders (Proposal No. 1);
•approval for the Share Reserve Increase under the matching component of the Stock Purchase and Matching Plan (Proposal No. 2);

•approval, on a non-binding, advisory basis of the compensation of our NEOs as disclosed in this Proxy Statement (Proposal No. 3);
•ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 4); and
•an advisory vote on the stockholder proposal relating to a simple majority vote (Proposal No. 5).
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How does the Board recommend I vote on the Proposals?
The Board recommends that you vote:
•FOR each of the Class I director nominees;
•FOR approval of the Share Reserve Increase under the matching component of the Stock Purchase and Matching Plan;
•FOR approval, on a non-binding, advisory basis, of the compensation of our NEOs;
•FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm; and
•AGAINST the stockholder proposal described in this proxy statement.
How do I vote?
For election of directors, you may either vote “For” the three nominees or you may “Withhold” your vote for all or for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:
For Shares Registered in Your Name
If your shares are registered in your name, you may vote using any of the following methods:
•To vote over the Internet prior to or during the Annual Meeting, follow the online instructions provided on the Notice.
•To vote by phone, call the toll-free number found on the proxy card, which you can request by following the instructions provided on the Notice.
•To vote by mail, follow the instructions provided on the Notice to request a proxy card and complete, sign and date the proxy card, and return it promptly by mail.
•Whether or not you plan to join the Annual Meeting, we strongly encourage you to vote by Internet or phone to ensure that your vote is timely received and counted. You may still vote by mail if you do not have access to the Internet or a phone. As long as we receive your signed proxy card, or your vote by Internet or phone, by 11:59 p.m. Eastern Daylight Time on May 13, 2026, we will vote your shares as you direct. Even if you have submitted a proxy or voted by phone or the Internet before the Annual Meeting, you may still join the Annual Meeting and vote online. In such case, your previously submitted proxy or vote will be disregarded.
For Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. You should follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy card. You may also vote online at the Annual Meeting by following the voting instructions provided by your broker, bank or other agent to log in to www.virtualshareholdermeeting.com/CALX2026 and cast your vote. You should also complete and mail the voting instruction card to ensure that your vote is counted.

Who counts the votes?
We have engaged Broadridge as our independent agent to tabulate stockholder votes. If you are a registered stockholder and you choose to vote over the Internet (either prior to or during the Annual Meeting) or by phone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or email and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to Broadridge on behalf of all its clients.
What is the required vote and how are votes counted?
A majority of the outstanding shares of common stock must be present or represented by proxy at the Annual Meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum.
With respect to Proposal No. 1, the election of directors, directors will be elected by a plurality of the votes cast, which means that the three nominees receiving the highest number of “For” votes will be elected. Abstentions and broker non-votes will have no effect with regard to this proposal, because approval of a percentage of shares present or outstanding is not required for this proposal.
With respect to Proposals No. 2, 3, 4 and 5, the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal is required for approval. Abstentions have the same effect as a vote against these proposals.
Because your vote on Proposal No. 3 is advisory, it will not be binding on us, our Board or our Talent and Compensation Committee. However, we value our stockholders’ views on the effectiveness of our executive compensation program. Our Board and Talent and Compensation Committee consider the annual advisory vote of our stockholders and our stockholders’ views when making decisions about executive compensation.
Because your vote on Proposal No. 5 is advisory, it will not be binding on us, our Board or our Nominating and Corporate Governance Committee. However, we value our stockholders’ views on the effectiveness of our corporate governance. Our Board and Nominating and Corporate Governance Committee consider advisory votes of our stockholders and our stockholders’ views when making decisions about corporate governance.
Under the New York Stock Exchange (“NYSE”) rules, brokers are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals. However, where a proposal is considered “non-routine,” a broker who has received no instructions from its client generally does not have discretion to vote its clients’ uninstructed shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would be considered present for purposes of determining whether a quorum is present but would not be counted in determining the number of votes present for the proposal. Those shares would not be taken into account in determining the outcome of a non-routine proposal.
Under NYSE rules, Proposals No. 1, 2, 3 and 5 are non-routine matters while Proposal No. 4 is a routine matter. Because brokers cannot vote uninstructed shares on behalf of their customers for non-routine matters, it is important that stockholders vote their shares.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of March 17, 2026.
What if I return a proxy card but do not make specific choices?
If you have properly requested and received a proxy card by mail or email, and we receive a signed and dated proxy card that does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director and “For” Proposals No. 2 through No. 4, and “Against” Proposal 5. If any other matter is properly presented at the Annual Meeting, the individuals named as proxy holders on your proxy card will vote your shares in the manner recommended by the Board on all proposals presented in this Proxy Statement and as they may determine in their best judgment as to any other matters properly presented for vote at the Annual Meeting.

Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by phone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
In addition, we have engaged D.F. King & Co., Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $12,500, plus reasonable out-of-pocket expenses.
What does it mean if I receive more than one Notice or set of materials?
If you receive more than one Notice or more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on the Internet on all of the Notices or proxy cards you receive via mail or email upon your request, which includes voting over the Internet, phone or by signing and returning all of the proxy cards you request and receive.
Can I change my vote after submitting my proxy or voting on the Internet or by phone?
Yes. You can revoke your proxy or prior vote at any time before the final vote at the Annual Meeting. If you are the registered stockholder for your shares, you may revoke your proxy or prior vote in any one of three ways:
•You may submit another properly completed proxy card with a later date or submit a new vote on the Internet or by phone using the same instructions followed when you submitted your prior vote.
•You may send a written notice that you are revoking your proxy to Calix’s Corporate Secretary at Calix, Inc., 3155 Olsen Drive, San Jose, California 95117, or corporate.secretary@calix.com.
•You may join the Annual Meeting and vote online. Simply logging into the Annual Meeting will not, by itself, revoke your proxy or prior vote.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them, or you may join the Annual Meeting and vote online.
How will voting on any business not described in this Proxy Statement be conducted?
We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented for vote at the Annual Meeting and you are not attending the meeting in person but have voted by proxy, the individuals named as proxy holder on your proxy card will vote your shares as they may determine in their best judgment.
When are stockholder proposals due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 27, 2026, to Calix’s Corporate Secretary at 3155 Olsen Drive, San Jose, California 95117 or corporate.secretary@calix.com. If you wish to submit a proposal that is not to be included in next year’s proxy materials under the SEC’s stockholder proposal procedures or nominate a director, you must do so between January 14, 2027 and February 13, 2027; provided that if the date of the annual meeting is earlier than April 14, 2027 or later than July 13, 2027, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the date on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. We intend to file a proxy statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2026 annual meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by Calix with the SEC without charge from the SEC’s website at www.sec.gov.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the shares of common stock issued and outstanding and entitled to vote are present or represented by proxy at the

Annual Meeting. On the Record Date, there were 64,609,498 shares outstanding and entitled to vote. Accordingly, 32,304,750 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted towards the quorum if you submit a valid proxy vote or vote online at the Annual Meeting. Abstentions and broker non-votes also will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

CORPORATE GOVERNANCE
Overview
Our Board is responsible for providing oversight over the Company’s business and affairs, including the Company’s strategic direction, as well as the management and financial and operational execution that can best perpetuate the success of the business and support the long-term interests of our stockholders. To effectively support its responsibilities, the Board has three principal board committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Talent and Compensation Committee that each carry out responsibilities set out in specific committee charters approved by the Board and consistent with applicable requirements of the NYSE and the SEC. The Board has also established an artificial intelligence (“AI”) and Cybersecurity Committee and a Strategic Committee, each with specific committee charters approved by the Board. The Board and each Board committee may at their discretion retain outside advisors at the Company’s expense in carrying out their responsibilities.
Our Board is committed to good corporate governance practices and seeks to represent stockholder interests through the exercise of sound judgment. To this end, the Board has adopted Corporate Governance Guidelines (“Guidelines”) that provide specific provisions for the governance of the Board and Company. We have a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to all directors, officers and employees that is approved and adopted by our Board representing our commitment to the highest standards of ethics and integrity in the conduct of our business. Our bylaws, together with the Guidelines, the Board committee charters and our Code of Conduct serve as the governance and compliance framework of the Company.
On an annual basis, the Board and its committees review the Guidelines, Board committee charters and our Code of Conduct. The Guidelines, the written charter for each of the Audit Committee, Nominating and Corporate Governance Committee, Talent and Compensation Committee, AI and Cybersecurity Committee, Strategic Committee and the Code of Conduct, as well as any amendments from time to time, may be found under “Governance” in the Investor Relations section of our website at investor-relations.calix.com. The referenced information on the Investor Relations section of our website is not a part of this Proxy Statement.
Leadership Structure of the Board
Under our bylaws, our Board appoints our corporate officers, including the chief executive officer. Mr. Weening serves as president and chief executive officer and is responsible for setting the strategic direction for and the day-to-day leadership and performance of Calix. Mr. Russo, who previously served as chief executive officer until October 2022, has served as chairman of the Board of Directors since July 2021. Mr. Peters has served as lead independent director since August 2024 and will serve in this capacity until the expiration of his term upon our 2027 Annual Meeting. Mr. Russo consults with Mr. Peters and sets the agenda for Board meetings and presides over meetings of the full Board. Mr. Russo is not “independent” under the rules of the NYSE. Mr. Peters is “independent” as defined under the rules of the NYSE and has significant executive leadership, strategic and operational experience including multiple executive leadership roles at large publicly-traded technology companies. The Board believes that the current board leadership structure is best for Calix and its stockholders at this time. Our Nominating and Corporate Governance Committee periodically reviews and recommends to the Board the leadership structure of the Board.
Board Independence
Among other considerations, the Board strongly values independent board oversight as an essential component of strong corporate performance. On at least an annual basis, the Board undertakes a review of the independence of each director and considers whether any director has a material relationship with Calix. The Board evaluates each director under the independence rules of the NYSE and the non-employee director and audit committee independence requirements of the SEC.

Seven of the total nine current directors of our Board are independent under NYSE rules.

Director	Independent	Director Since
Michael Berry	Independent	2025
Christopher J. Bowick	Independent	2014
Kathleen Crusco	Independent	2017
Kira Makagon	Independent	2017
Rajatish Mukherjee	Independent	2022
Wade Oosterman	Independent	2024
Kevin Peters	Independent	2014
Carl Russo	Not Independent	1999
Michael Weening	Not Independent	2023
The NYSE rules require listed company boards have at least a majority of independent directors. Based on its evaluation, our Board determined that each of Messrs. Berry, Bowick, Mukherjee, Oosterman and Peters and each of Mses. Crusco and Makagon, representing seven of Calix’s nine current directors, are independent directors as defined under the NYSE rules. Mr. Russo, our chairman, and Mr. Weening, our president and chief executive officer, are the only members of the Board who are not independent.
Board Composition and Qualifications
The Board assesses Board composition and qualifications at least annually. In assessing Board composition and qualifications, as well as in evaluating candidates for nomination or to fill vacancies on the Board, the Board seeks to maximize effectiveness of the Board and its committees to perpetuate the success of the Company, to best represent stockholder interests through the exercise of sound judgment and to assure continuity in the Board’s oversight over the Company and management. The Board places significant emphasis on ensuring an appropriate mix of characteristics, skills and experience for the Board as a whole and as to each individual director. The Board has delegated the evaluation of the skills and attributes of the Board as a whole and each individual director against the Company’s needs and strategic direction to the Nominating and Corporate Governance Committee pursuant to the committee’s charter. Among other considerations, the Board seeks to ensure an appropriate mix of expertise in executive and corporate leadership, range of backgrounds, perspectives and experiences, personal and professional integrity, ethics and values, financial and operational experience, depth of knowledge related to our business, business risks and operations, as well as expertise and insights in technologies, industries and markets relevant to our strategic plans, as set forth in our Corporate Governance Guidelines.
Our Board believes the current mix of skills, backgrounds, service period and attributes of our Board maximizes the effectiveness of our Board in its oversight responsibilities. In 2017, Mses. Makagon and Crusco joined our Board, with Ms. Makagon bringing substantial expertise in global platform strategy, technology, cybersecurity, operations and high-technology executive leadership and Ms. Crusco adding deep financial, accounting and operational expertise, public company leadership and governance experience. In 2022, Mr. Mukherjee joined our Board, bringing expertise in cloud software products, top-tier talent acquisition and small business solutions. In 2024, Mr. Oosterman joined our Board, bringing global experience in the wireless, residential and small business segments, extensive background in media, including television, radio and digital, and deep brand and marketing experience. In May 2025, Mr. Berry joined our Board, bringing additional finance, operations and general management experience in the global software and security appliance industries. Our Board also considers board tenure and mix of shorter, medium and longer tenure of board service in its review of Board composition. The average tenure of our independent directors is approximately six and a half years.

A depiction of the mix of key skills and attributes representative of our current Board and their tenure as directors and ages is as follows:
Mix of Board Skills

Corporate Leadership	Public Company Experience	Financial Literacy	Technology, R&D and Innovation	Board Leadership	Operations
Risk Management	Strategy	Legal and Governance	Industry- Specific Experience	Cybersecurity
Audit Committee Finance and Accounting Expert

Tenure (Independent Directors)	Age (All Directors)
6.6 Years Average Tenure 0-5 Years Tenure: three directors 6-10 Years Tenure: two directors 11+ Years Tenure: two directors	61.8 Average Years of Age 40-49 Years of Age: one director 50-59 Years of Age: one director 60+ Years of Age: seven directors
Board Meetings and Committees
During 2025, our Board met six times, and each Board member attended 75% or more of the total number of meetings of the Board and of the committees on which he or she served. In addition, our Board met in executive session without management present during its four regularly scheduled meetings in 2025. Our chairman of the Board presides over the executive sessions of the Board, and our lead independent director presides over the independent director sessions of the Board.
We encourage our directors to attend our annual meetings of stockholders, and all of our directors attended our 2025 annual meeting of stockholders.
The Board has established three principal Board committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Talent and Compensation Committee. In June 2017, the Board established a fourth Board committee, the Cybersecurity Committee (which became the AI and Cybersecurity Committee in 2025), and in June 2018, the Board established a fifth Board committee, the Strategic Committee. The memberships of all five Board committees in 2025 were composed entirely of independent directors.

Committees of the Board of Directors (All Committee Members are Independent)

Audit Committee	Talent and Compensation Committee	Nominating and Corporate Governance Committee
Chair: Kathleen Crusco Other Members: Michael Berry & Kevin Peters	Chair: Christopher J. Bowick Other Members: Kira Makagon & Rajatish Mukherjee	Chair: Kevin Peters Other Members: Christopher J. Bowick & Wade Oosterman

AI and Cybersecurity Committee		Strategic Committee
Chair: Kevin Peters Other Members: Kira Makagon & Rajatish Mukherjee		Chair: Wade Oosterman Other Members: Michael Berry & Kathleen Crusco

Audit Committee
Our Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act and is responsible for overseeing management of Calix’s risks relating to accounting matters, financial reporting and legal and regulatory compliance. Each director serving on our Audit Committee is independent within the meaning of the NYSE listing standards and applicable rules and regulations of the SEC.
The current members of our Audit Committee are Ms. Crusco and Messrs. Berry and Peters, with Ms. Crusco serving as the Audit Committee chair. Our Board has determined that Ms. Crusco and Messrs. Berry and Peters are each an “audit committee financial expert” as defined under the SEC rules and that Ms. Crusco’s service on the audit committee of one other public company would not impair her ability to effectively serve on our Audit Committee. During 2025, the Audit Committee met nine times and conducted private sessions with our independent registered public accounting firm and with individual members of management at its regularly scheduled meetings. The Audit Committee also meets regularly in executive session without management present at its scheduled meetings.
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fees; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of Calix’s quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on Calix’s engagement team as required by law; reviews Calix’s critical accounting policies and estimates; oversees the internal audit function; oversees the Company’s management of the legal function and compliance program; and annually reviews the Audit Committee charter and the committee’s performance. The Audit Committee operates under a written charter pursuant to applicable standards and rules of the SEC and the NYSE. The Audit Committee’s written charter is available under “Governance” in the Investor Relations section of our website at investor-relations.calix.com.
In carrying out its responsibilities, the Audit Committee may at its discretion retain outside advisors at the Company’s expense.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for overseeing management of Calix’s risks associated with the composition of the Board and its committees and the independence of the Board and potential conflicts of interest as well as for overseeing matters of corporate governance (including environmental, social and governance (“ESG”) matters). Each director serving on our Nominating and Corporate Governance Committee is independent within the meaning of the NYSE listing standards.
Our Nominating and Corporate Governance Committee as of the Record Date consisted of Messrs. Bowick, Oosterman and Peters, with Mr. Peters serving as the Nominating and Corporate Governance Committee chair. During 2025, the Nominating and Corporate Governance Committee met five times.
The Nominating and Corporate Governance Committee is responsible for evaluating and making recommendations regarding candidates for directorships and the size and composition of the Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing Calix’s Corporate Governance Guidelines and reporting and making recommendations concerning corporate governance matters. The Nominating and Corporate Governance Committee operates under a written charter pursuant to applicable standards and rules of the SEC and the NYSE. The Nominating and Corporate Governance Committee’s written charter is available under “Governance” in the Investor Relations section of our website at investor-relations.calix.com.
In carrying out its responsibilities, the Nominating and Corporate Governance Committee may at its discretion retain outside advisors at the Company’s expense.
Director Nominations
The Nominating and Corporate Governance Committee considers director candidate recommendations from a variety of sources, including nominees recommended by stockholders. The Nominating and Corporate Governance Committee may also retain an executive search firm or other resources to assist in identifying, screening and facilitating the interview process of director candidates. The Nominating and Corporate Governance Committee may take into account minimum qualifications including, among other factors the Committee may deem appropriate: range of personal and professional backgrounds, perspectives and experiences; personal and professional integrity, ethics and values; executive experience in corporate management, operations, governance or finance; experience relevant to the Company’s business and industry and with relevant social policy considerations; experience as a board member or executive officer of other publicly-held companies; relevant academic expertise; practical and mature business judgment; promotion of a mix of business or career experience relevant to the success of the Company; and any other relevant qualifications, attributes or skills, which will be evaluated in the context of the Board as a whole, with the objective of assembling a board that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its range of experiences in these various areas. In addition, the Nominating and Corporate Governance Committee expects any candidate for the Board to be able to represent the interests of the Company’s stockholders as a whole rather than any special interest or constituency.
Each of our nominees standing for election at this Annual Meeting was recommended to the Board by the Nominating and Corporate Governance Committee based on the Committee’s evaluation as set forth above.
The policy of the Nominating and Corporate Governance Committee is to consider properly submitted director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to Calix, which must be received at Calix’s principal executive office not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the annual meeting date is first made. Further updates and supplements to such notice may be required at the times and in the forms required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election under Section 14(a) of the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of Calix’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary at 3155 Olsen Drive, San Jose, California 95117 or corporate.secretary@calix.com. The presiding officer at the applicable annual meeting may, if the facts warrant, determine that a nomination was not properly made in accordance with the foregoing and our bylaws, in which case the defective nomination may be disregarded. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Calix’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2027.
Talent and Compensation Committee
Our Talent and Compensation Committee is responsible for overseeing the management of risks relating to Calix’s executive compensation plans and arrangements. Our Talent and Compensation Committee also oversees our policies related to employee compensation and benefits. Each director serving on our Talent and Compensation Committee is independent within the meaning of the NYSE listing standards and applicable rules and regulations of the SEC.
Our Talent and Compensation Committee as of the Record Date consisted of Messrs. Bowick and Mukherjee and Ms. Makagon, with Mr. Bowick serving as the Talent and Compensation Committee chair. During 2025, the Talent and Compensation Committee met nine times.
Our Talent and Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of the chief executive officer and other executive officers, certifies performance against such corporate goals and objectives and sets the compensation of our executive officers. The Talent and Compensation Committee oversees executive succession matters, including chief executive officer succession planning, on an annual basis. The Talent and Compensation Committee also administers Calix’s stock-based compensation plans, including the grant of stock awards under Calix’s equity plans, including the 2010 Equity Incentive Award Plan (“2010 Plan”), Third Amended and Restated 2019 Equity Incentive Award Plan (“2019 Plan”), Second Amended and Restated Employee Stock Purchase Plan (“ESPP”) and Stock Purchase and Matching Plan. The Talent and Compensation Committee reviews and evaluates, at least annually, the Talent and Compensation Committee charter and the performance of the Talent and Compensation Committee and its members. The Talent and Compensation Committee operates under a written charter pursuant to applicable standards and rules of the SEC and the NYSE. The Talent and Compensation Committee’s written charter is available under “Governance” in the Investor Relations section of our website at investor-relations.calix.com.

In carrying out its responsibilities, the Talent and Compensation Committee may at its discretion retain outside advisors at the Company’s expense.
Talent and Compensation Committee Interlocks and Insider Participation
Each of Messrs. Bowick and Mukherjee, and Ms. Makagon served on Calix’s Talent and Compensation Committee for the entirety of 2025. None of the members of Calix’s Talent and Compensation Committee is or was at any time during 2025 an officer or employee of Calix, was formerly an officer of Calix or has engaged in certain related transactions with Calix, as required to be disclosed by SEC regulations. None of Calix’s executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on Calix’s Board or Talent and Compensation Committee.
AI and Cybersecurity Committee
The AI and Cybersecurity Committee was constituted by the Board in June 2017 as a Board committee of independent directors responsible for overseeing the management of enterprise security over cyber risks, overall data protection and security breach programs and readiness and our program for data and security breach response and management. The AI and Cybersecurity Committee also oversees risk management associated with the Company’s use of AI and its business continuity and disaster recovery program. Each director serving on our AI and Cybersecurity Committee is independent within the meaning of the NYSE listing standards.
Our AI and Cybersecurity Committee as of the Record Date consisted of Messrs. Mukherjee and Peters, and Ms. Makagon, with Mr. Peters serving as the AI and Cybersecurity Committee chair. During 2025, the AI and Cybersecurity Committee met four times.
Our AI and Cybersecurity Committee oversees Calix’s management of risks associated with cybersecurity threats. At each AI and Cybersecurity Committee meeting, members of the Company’s senior leadership review and update the Committee on information security and data protection governance matters, including assessment of cybersecurity threats and risks, data security programs, data privacy programs and management and mitigation of potential and any actual cybersecurity and information technology risks and breaches. Among other responsibilities, the AI and Cybersecurity Committee also reviews and provides oversight of: the effectiveness of Calix’s data breach incident response plan; Calix’s cybersecurity risk systems against industry benchmarks and best practices; Calix’s cybersecurity insurance coverage; Calix’s information security planning and resources to manage changes in Calix’s cybersecurity threat landscape, including assessments of the potential impact of cybersecurity risk on Calix’s business, operations and reputation; and Calix’s business continuity and disaster recovery program. The AI and Cybersecurity Committee’s written charter is available under “Governance” in the Investor Relations section of our website at investor-relations.calix.com.
In carrying out its responsibilities, the AI and Cybersecurity Committee may at its discretion retain outside advisors at the Company’s expense.
Strategic Committee
The Board constituted a Strategic Committee in June 2018 as a committee of independent directors with responsibility to oversee our business strategy, strategic direction and objectives.
Our Strategic Committee as of the Record Date consisted of Ms. Crusco and Messrs. Berry and Oosterman, with Mr. Oosterman serving as the Strategic Committee chair. During 2025, the Strategic Committee met eight times.
Among other duties, the Strategic Committee provides oversight over our long-term strategic plan to support our objectives and to create long-term stockholder value and evaluates potential strategic actions and financing strategies. The Strategic Committee also works with management to monitor internal and external risks, threats and potential disruptions to our strategic plan. The Strategic Committee’s written charter is available under “Governance” in the Investor Relations section of our website at investor-relations.calix.com.
In carrying out its responsibilities, the Strategic Committee may at its discretion retain outside advisors at the Company’s expense.

Annual Self-Assessment and Board Education
Annually, the Board and each Board committee conduct a self-assessment to assess the performance and effectiveness of the Board and Board committees, as well as to provide feedback on individual directors. The chairman of the Board leads discussions and actions related to the self-assessments. The Board is committed to ongoing director education and advancement. To that end, the Company has a written Board education policy and provides its directors with membership in the National Association of Corporate Directors (“NACD”) to assist them in remaining current with best practices and developments in board oversight and corporate governance, as well as opportunities to participate in NACD fellowship programs on leading boardroom practices and commitment to boardroom excellence.
Board Oversight Over Risks
The Board has an active role, as a whole and also at the committee level, in overseeing management of Calix’s risks, including financial risks, cybersecurity risks, credit and liquidity risks, legal and regulatory risks and operational risks, including risks that may impact continuity of our business in the event of disruptions or disasters that may materially impact our business. The Board is responsible for general oversight of risks and regularly reviews information from management who is responsible for the day-to-day processes and operations to manage and mitigate risks.
The Audit Committee has primary responsibility for oversight over management’s processes over financial, credit and liquidity, legal and regulatory risks, including the Company’s compliance program; the Nominating and Corporate Governance Committee oversees corporate governance and management of our ESG and public company governance risks; the Talent and Compensation Committee is responsible for risk assessments over Calix’s compensation practices and policies, including incentivizing and retention of executive officers; the AI and Cybersecurity Committee oversees Calix’s overall business continuity and disaster recovery, including management of risks associated with AI, cybersecurity, privacy and data breach threats; and the Strategic Committee has oversight over internal and external risks to our strategic plan. While Board committees have responsibility for evaluating certain areas of risks and overseeing the management of such risks, the entire Board retains overall responsibility and remains regularly informed through committee reports about such risks.
Code of Conduct and Compliance
We are committed to the conduct of our business to the highest standards of ethics and integrity as reflected in our Code of Conduct. All of our directors, officers and employees annually review our Code of Conduct and are expected to comply with our Code of Conduct, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. Under our Code of Conduct, we have established a compliance hotline that is operated by an independent third party to receive complaints about any accounting, internal control or auditing matters as well as compliance, ethical or other matters of concern (including on an anonymous basis where permitted under applicable law). Annually, our Audit Committee reviews our Code of Conduct and related policies and processes with management. Our Code of Conduct is available under “Governance” in the Investor Relations section of our website at investor-relations.calix.com.
Risk Assessment of Compensation Practices and Policies
We have assessed, with input from outside consultants, and discussed with the Talent and Compensation Committee our compensation policies and practices for our employees as they relate to risk management. Based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company.
Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. While performance-based cash incentives and sales-based incentives focus on achievement of short-term or annual goals, we believe that our performance-based cash incentives and sales-based incentives appropriately balance risk and the desire to focus employees on specific goals important to our growth and long-term success. We believe these programs also do not encourage unnecessary or excessive risk taking as the potential payout is limited, with payouts on performance-based cash incentives for our executives generally limited to 100% of target and payouts of greater than target based on limited incremental achievement above 100% of target. Further, such programs represent only one portion of the total compensation opportunities available to most employees, and we believe that our internal policies and controls help mitigate this risk. Employees are also given the opportunity to participate in stock ownership through our employee stock purchase plans to purchase stock at discounted prices, subject to limits and holding periods stated in the plans, which we believe help align employee performance with creation of long-term stockholder value.

A significant portion of the compensation provided to senior management is in the form of long-term equity-based incentives that are conditioned on achievement of one or more annual financial performance targets that we believe are important to help further align management’s interests with those of our stockholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our financial performance and stock price and vesting of such equity awards are generally over a four-year period.
The statements regarding the risks arising from our compensation policies and practices contain forward-looking statements that involve substantial risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.
Communications with the Board
Stockholders and other interested parties may communicate with the Board or any specified individual directors. Such correspondence should be sent to the attention of the Board or specific directors, c/o Corporate Secretary, 3155 Olsen Drive, San Jose, California 95117 or corporate.secretary@calix.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of March 17, 2026 for:
•each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•each of our directors and director nominees;
•each NEO as set forth in the Summary Compensation Table in this Proxy Statement; and
•all current executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 17, 2026 and restricted stock units (“RSUs”) that vest within 60 days of March 17, 2026, are deemed to be outstanding and to be beneficially owned by the person holding the options or RSUs for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock in the table is based on 64,609,498 shares of our common stock outstanding on March 17, 2026. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Calix, Inc., 3155 Olsen Drive, San Jose, California 95117.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)
	Common Stock (#)		Options Exercisable Within 60 Days (#)	Total Number of Shares Beneficially Owned (#)	Percent of Outstanding Shares (%)
5% Stockholders:
AllianceBernstein L.P. 501 Commerce Street Nashville, TN 37203	2,238,826	(2)		2,238,826	3.47%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	9,671,059	(3)		9,671,059	14.97%
Named Executive Officers:
Michael Weening	16,556		1,340,727	1,357,283	2.06%
Cory Sindelar	103,994		1,323,062	1,427,056	2.16%
John Durocher	2,367	(5)	390,641	393,008	*
Shane Eleniak	—		980,307	980,307	1.49%
J. Matthew Collins	—	(6)	1,030,358	1,030,358	1.57%
Non-Employee Directors:
Carl E. Russo	5,676,040	(4)	987,597	6,663,637	10.16%
Kevin Peters	130,717		39,478	170,195	*
Michael J. Berry	4,689	(7)	—	4,689	*
Christopher J. Bowick	66,616		39,478	106,094	*
Kathleen Crusco	59,394		39,478	98,872	*
Kira Makagon	38,964		39,478	78,442	*
Rajatish Mukherjee	4,689		25,201	29,890	*
Wade Oosterman	7,189		7,317	14,506	*
All Current Directors, Director Nominees and Executive Officers as a Group (13 persons)	6,111,215		6,243,122	12,354,337	17.44%
*Represents beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)Shares shown in the table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)The information was based upon a Schedule 13G filed with the SEC on February 5, 2025 by AllianceBernstein L.P. AllianceBernstein has sole voting power with respect to 1,824,615 shares; sole dispositive power over 2,237,021 shares; and shared dispositive power over 1,805 shares. The shares are held solely for investment purposes on behalf of client discretionary investment advisory accounts. The principal business address of AllianceBernstein L.P. is 501 Commerce Street, Nashville, TN 37203.
(3)The information was based upon a Schedule 13G/A filed with the SEC on July 18, 2025 by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 9,561,663 of these shares; and sole dispositive power over 9,671,059 of these shares. The shares reported as being beneficially held by BlackRock, Inc. may be held by one or more of its subsidiaries: Blackrock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; Blackrock (Netherlands) B.V.; Blackrock Fund Advisors; Blackrock Institutional Trust Company, N.A.; Blackrock Asset Management Ireland Limited; Blackrock Financial Management, Inc.; Blackrock Japan Co., Ltd.; Blackrock Asset Management Schweiz AG; Blackrock Investment Management, LLC; Blackrock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; Blackrock Investment Management (Australia) Limited; or Blackrock Fund Managers Ltd. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)The information was based upon a Schedule 13G filed with the SEC on February 13, 2024 by Carl E. Russo, and a Form 4 filed with the SEC on February 26, 2026. Russo has sole voting power with respect to 5,676,040 shares, shared voting power over 13,782 shares, sole dispositive power over 5,676,040 shares, and shared dispositive power over 13,782 shares. Includes 1,669,188 shares held by The Crescentico Trust, Carl Russo, Trustee; and 13,782 shares held by Equanimous Investments. The managing members of Equanimous Investments are Carl Russo and

Tim Pasquinelli. These individuals may be deemed to have shared voting and investment power over the shares held by Equanimous Investments. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of each of The Crescentico Trust, Carl Russo, Trustee; and Equanimous Investments is 1960 The Alameda Suite 150, San Jose, California 95126.
(5)Mr. Durocher was appointed chief operating officer in November 2025.
(6)As disclosed below, Mr. Collins served as our chief commercial operations officer (“CCOO”) until his passing in May 2025.
(7)Mr. Berry was elected to the Board as a Class III director in May 2025.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, with the directors in each class having a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall hold office until the next election of the class for which such director shall have been chosen.
As of March 27, 2026, the date this Proxy Statement is made available, the Board consists of nine directors, divided into the following three classes:
•Class I directors: Kathleen Crusco, Carl Russo and Michael Weening, whose current terms will expire at the 2026 Annual Meeting;
•Class II directors: Rajatish Mukherjee, Wade Oosterman and Kevin Peters, whose current terms will expire at the 2027 Annual Meeting; and
•Class III directors: Michael J. Berry, Christopher J. Bowick, and Kira Makagon, whose current terms will expire at the 2028 Annual Meeting.
Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Kathleen Crusco, Carl Russo and Michael Weening as nominees for reelection as Class I directors at the Annual Meeting. Ms. Crusco and Messrs. Russo and Weening have each agreed to stand for reelection a Class I director. Each director to be elected will hold office from the date of such director’s election by the stockholders until the third subsequent annual meeting of stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three Class I director nominees named above.
The Board expects each of the nominees to be available for election to the Board at the Annual Meeting. In the event that any nominee should be unable to serve or for good cause will not serve, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.
Our Director Nominees and Board of Directors
At least annually, our Nominating and Corporate Governance Committee reviews the skills and characteristics of directors and the mix of skills and experience of the Board in the context of our business strategy, growth initiatives and our customers and target market, our business and operating requirements and the long-term interests of our stockholders. In doing so, the Nominating and Corporate Governance Committee seeks a board composition that can best perpetuate the success of the business and represent stockholder interests. The Committee also considers the tenure of our directors and seeks to maintain a balance of longer tenured directors with deep institutional knowledge and newer directors who bring new perspectives to the Board. See “Board Meetings and Committees — Nominating and Corporate Governance Committee” above regarding the Nominating and Corporate Governance Committee’s evaluation and selection of director nominees.
The Board believes that all the nominees for reelection and election are highly qualified and have the skills and experience required for effective service on the Board. Ms. Crusco serves on our Strategic Committee and Audit Committee as an audit committee financial expert and brings substantial expertise and knowledge in cybersecurity, financial matters and the leadership of complex organizations. Mr. Russo serves as our Chairman of the Board and brings significant public company executive leadership experience as well as extensive knowledge of the telecommunications industry. Mr. Weening serves as our president and chief executive officer and brings substantial expertise and knowledge regarding compensation, cybersecurity, privacy and software platform technologies. We believe the skills and attributes of these nominees complement the expertise, background and experience of our other continuing directors.

Biographical information describing the qualifications and relevant experience, skills and attributes of our Class I nominees and our other current directors who will continue in office after the Annual Meeting as of March 27, 2026, is set forth below.
Nominees for Election to a Three-Year Term Expiring at the 2029 Annual Meeting of Stockholders

Kathleen Crusco	Audit Committee Chair

Independent director
Age: 61

Director since 2017
Calix Board committees:
•Audit (Chair and Audit Committee financial expert)
• Strategic
Other current public company
directorships and committees:
•TD Synnex Corporation (Chair Audit committee) and Nominating Committee

Ms. Crusco brings to our Board a wealth of experience instilling operational rigor at leading technology companies.
In September 2025, Ms. Crusco joined Bonterra Tech LLC as chief financial officer. From December 2017 until January 2020, Ms. Crusco served as executive vice president and chief financial officer at Kony, Inc., a privately-held mobile applications solutions provider, which was acquired by Temenos, a banking software company. From August 2016 until November 2017, Ms. Crusco served as executive vice president, chief operating officer and chief financial officer at Epicor Software Corporation, a privately-held software company. Ms. Crusco joined Epicor in May 2011 when the company merged with Activant Solutions Inc., a business management software company where she served as senior vice president and chief financial officer from May 2007 to November 2010, then as executive vice president and chief financial officer. Before joining Activant, she worked for Polycom from 2002 to 2007, rising to the role of vice president of worldwide finance during her tenure. Ms. Crusco has also held a variety of financial roles at Documentum, Inc., Adaptec, Inc. and Price Waterhouse LLP.
Ms. Crusco holds a Bachelor of Science in Business Administration with an emphasis in accounting from California State University, Chico.

Carl Russo	Chairman of the Board

Chairman of the Board Age: 69 Director since 1999 Calix Board committees: none Other current public company directorships: none
Mr. Russo has served as Calix’s Chairman of the Board since July 2021. Previously, he served as chief executive officer from December 2002 until September 2022 and has also served as president from December 2002 to January 2021. Mr. Russo brings substantial expertise and knowledge regarding our business strategy, markets and operations to Calix’s board of directors. He also brings to the Board an extensive background in the telecommunications and networking technology industries.
From November 1999 to May 2002, Mr. Russo served as vice president of optical strategy and group vice president of optical networking of Cisco Systems, Inc. From April 1998 to October 1999, Mr. Russo served as president and chief executive officer of Cerent Corporation, which was acquired by Cisco. From April 1995 to April 1998, Mr. Russo served in various capacities, including as chief operating officer, at Xircom, Inc., which was acquired by Intel Corporation. Previously, Mr. Russo served as senior vice president and general manager for the hyperchannel networking group of Network Systems Corporation and as vice president and general manager of the data networking products division of AT&T Paradyne Corporation. Mr. Russo served on the board of directors of Vital Network Services, Inc., a privately-held company delivering network lifecycle services, and Xirrus, Inc., a privately-held company providing products that enable high-performance wireless networks.
Mr. Russo attended Swarthmore College and previously served on its board of managers.

Michael Weening	President and Chief Executive Officer

Director Age: 57 Director since 2023 Calix Board committees: none Other current public company directorships: none
Mr. Weening has served as Calix’s president and chief executive officer since October 2022. As Calix's president and chief executive officer, Mr. Weening brings substantial experience and knowledge regarding our business strategy, markets and operations to Calix's board of directors. He also brings to the Board an extensive background in the telecommunications and networking technology industries.

From January 2021 until September 2022, Mr. Weening served as president and chief operating officer at Calix; as executive vice president and chief operating officer from August 2020 until January 2021; as executive vice president, global operations from January 2019 until August 2020; and as executive vice president in various capacities over our field operations and sales and marketing organizations from June 2016 until January 2019.

Prior to joining Calix, Mr. Weening held various sales executive leadership roles at Salesforce, Inc., a customer relationship management company. From August 2014 until June 2016, Mr. Weening served as senior vice president of global customer success and services at Salesforce, and from May 2012 until August 2014 as senior vice president of customer and sales growth in Japan and Asia Pacific at Salesforce. From May 2009 until May 2012, Mr. Weening served as vice president of business sales at Bell Mobility in Canada. Prior to joining Bell Mobility, Mr. Weening also held various sales leadership roles at Microsoft Corporation in Canada and the United Kingdom.

Mr. Weening holds a Bachelor of Arts in Business Administration from Brock University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH CLASS I DIRECTOR NOMINEE NAMED ABOVE.

Current Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Rajatish Mukherjee

Independent director Age: 49 Director since 2022 Calix Board committees: •AI and Cybersecurity •Talent and Compensation Other current public company directorships: none
Mr. Mukherjee brings to our Board more than 20 years of experience in global platform and software companies focused on the small and midsize business (“SMB”) market.
Mr. Mukherjee serves as senior vice president of Product and Technology at PayPal, Inc.
He previously served as executive vice president and general manager for Employer at Indeed from February 2022 through February 2025, where he was responsible for shaping product and go-to-market priorities for millions of employers, from small business customers to enterprise organizations, around the world to help them match and connect with talent to hire with speed and simplicity. Mr. Mukherjee previously served as general manager of SMB at Indeed, where he oversaw product growth in the SMB segment and international markets from February 2022 to February 2024, and prior to that as senior vice president of Product at Indeed from June 2016 to February 2022. Prior to joining Indeed, Mr. Mukherjee was senior vice president of Product at GoDaddy from 2013-2016 where he was responsible for helping their customers build successful businesses online. He has significant experience with SMB customers and led multiple successful acquisitions for the company. Previously, Mr. Mukherjee worked on the Enterprise Platform team at Google from 2011-2012 where he led Product Management for Domains for Google Apps and Google Drive for enterprises. From 2008-2011 he was a senior product manager for the Online Services division at Microsoft with responsibility for product and business strategy for Office 365.
Mr. Mukherjee holds a joint Master of Business Administration from the Haas School of Business at the University of California at Berkeley & the Columbia Business School. He also has a Bachelor’s degree in Computer Science & Engineering from Jadavpur University.

Wade Oosterman	Strategic Committee Chair

Independent director
Age: 65

Director since 2024
Calix Board committees:
•Nominating and Corporate Governance
•Strategic (Chair)
Other current public company
directorships and committees:
•Stagwell, Inc. (chair of audit)
•Telephone & Data Systems Inc. (audit; compensation and human resources)
Mr. Oosterman brings substantial experience, expertise and qualifications gained in executive leadership roles at BCE, Canada’s largest communications provider, and other publicly traded communications companies over a 30 year period. He has proven global expertise in the wireless, residential and small business segments, extensive background in media, including television, radio, digital, deep brand and marketing experience. He has also developed a reputation as a leader in social and digital media, video streaming platforms, smart data and the Internet of Things.

Mr. Oosterman is president and chief executive officer of Peyden Inc., a private investment company with holdings in technology, real estate, and media. Prior to that time, Mr. Oosterman was vice chairman of Bell Canada, Canada’s largest telecommunications service provider, from 2018 through January 2024. Mr. Oosterman was also president of Bell Media, Canada’s largest media company, from January 2021 until January 2024. Mr. Oosterman previously served as president of Bell Mobility from 2006 to 2018, as president of Bell Residential Services from 2010 to 2018 and as chief brand officer of Bell Canada, and BCE, from 2006 to 2020. Prior to joining Bell Canada, Mr. Oosterman served as chief marketing and brand officer for TELUS Corp., and executive vice president, Sales and Marketing for TELUS Mobility. In 1987, Mr. Oosterman co-founded Clearnet Communications Inc. and served on its board of directors from 1987 until the successful sale of Clearnet to TELUS Corp. in 2000.

Mr. Oosterman has served on the boards of directors of Stagwell, Inc., a global marketing services provider, since 2020, and Telephone Data Systems Inc., a U.S. telecom provider, since 2019. He has also served on the boards of directors of EnStream, a joint venture of the three largest Canadian telecom providers engaged in the business of mobile payments and identity verification, from 2006 to 2023, Ingram Micro from 2013 to 2016, and Virgin Mobile Canada from 2006 to 2009.

Mr. Oosterman has Bachelor of Arts' degree in Economics and Finance from University of Western Ontario and holds a Master of Business Administration from University of Western Ontario – Richard Ivey School of Business.

Kevin Peters	Lead Independent Director; AI and Cybersecurity Committee Chair; Nominating and Corporate Governance Committee Chair

Independent director
Age: 61

Director since 2014
Calix Board committees:
•Audit (Audit Committee financial expert)
•AI and Cybersecurity (Chair)
•Nominating and Corporate Governance (Chair)
Other current public company
directorships: none
Mr. Peters brings to our Board a wealth of leadership as well as business and industry experience gained over the course of a 28-year career with AT&T, one of world’s largest communications companies. Mr. Peters last served as president, chief executive officer and board member of Titanium Software, a privately-held technology company, from June 2022 through his retirement in March 2023.

Mr. Peters formerly served as president and chief executive officer of NetNumber Inc., from February 2018 to July 2022, and has served as a board member since April 2015. Previously, Mr. Peters served as executive vice president, global customer service for AT&T, Inc., from 2012 until his retirement in 2014. Mr. Peters joined AT&T in 1986, and held various functional roles, including in information technology, sales, engineering and finance until 2000. Mr. Peters then served as vice president, local network planning and project management in 2001. During his subsequent career at AT&T, Mr. Peters served in the following capacities: senior vice president, network engineering from 2003 until 2004; senior vice president, global network technology program management, AT&T Labs in 2005; senior vice president-enterprise systems and software engineering in 2006; executive vice president, global network operations from 2006 until 2009; and chief marketing officer, business from 2010 until 2011. Since retiring, Mr. Peters has provided advisory services to a number of companies, including Accenture, a global management consulting and professional services firm, J&L Group, a privately-held telecommunications company and the Howe School of Business, Stevens Institute of Technology.

In addition to the other current directorships described, Mr. Peters also currently volunteers and serves on the board of directors of the Crandon Lakes Country Club and the Yogi Berra Museum and Learning Center.

Mr. Peters holds a Master of Business Administration with honors (Beta Gamma Sigma) from Columbia University, a Master of Science in Telecommunications Engineering from Stevens Institute of Technology, a Bachelor of Science in Psychology from Fairfield University and attended the Harvard University Advanced Management Program. Mr. Peters also holds a Certificate in Cybersecurity Oversight from the Software Engineering Institute at Carnegie Mellon University.

Current Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders

Michael J. Berry

Independent director
Age: 62
Director since 2025

Nominee to Calix Board committees:
•Audit (Audit Committee financial expert)
• Strategic
Other current public company
directorships and committees:
•Rapid7 (chair of audit)

Mr. Berry is a technology industry veteran, who brings to our Board more than 30 years of finance, operations and general management experience at global software, cloud and appliance businesses.
Mr. Berry currently serves as chief financial officer for MongoDB, Inc., a position he has held since May 2025. From March 2020 to May 2025, he served as executive vice president and chief financial officer of NetApp, Inc.. Before joining NetaApp, he served as executive vice president and chief financial officer for McAfee LLC; executive vice president, chief financial officer, and chief operating officer at FireEye; executive vice president and chief financial officer for Informatica; and led finance and other operations for several technology companies, including IO Data Centers, SolarWinds, Inc. and i2 Technologies, Inc.
Mr. Berry serves on the board of directors of Rapid7, Inc., an extended risk and threat detection cybersecurity company, as chair of its audit committee. He has notified Rapid7 that he does not intend to stand for re-election when his term expires in June 2026.
Mr. Berry holds a Master of Business Administration from the University of St. Thomas. He also has a Bachelor of Arts' degree in finance from Augsburg University.

Christopher J. Bowick	Talent and Compensation Committee Chair

Independent director Age: 70 Director since 2014 Calix Board committees: •Nominating and Corporate Governance •Talent and Compensation (Chair) Other current public company directorships: none
Mr. Bowick brings to our Board extensive experience in advising and managing companies in the technology and telecommunications industries. Mr. Bowick is principal of The Bowick Group, LLC, where he provides technology, product, business and executive-development advice and counsel to clients in the cable television and telecommunications industries.
From 1998 until his retirement in 2009, Mr. Bowick held various positions at Cox Communications. Mr. Bowick joined Cox in 1998 as vice president, technology development, and was named senior vice president of engineering and chief technical officer in 2000. Mr. Bowick retired as chief technology officer of Cox in June of 2009. At Cox, Mr. Bowick was responsible for strategic technology planning, day-to-day technical operations and the development and deployment of technology solutions for the company’s video, voice, high speed data and wireless products, including the development and deployment of telecommunications services, such as circuit-switched telephone, voice over IP, high-speed data, digital video, HDTV, video-on-demand and interactive television. Mr. Bowick was also responsible for network engineering and network operations for Cox’s nation-wide network infrastructure including its national backbone, Metropolitan Area Networks and HFC networks. Prior to joining Cox, Mr. Bowick served as group vice president of technology and chief technical officer for Jones Intercable, Inc., while simultaneously serving as president of Jones Futurex, a designer and manufacturer of triple DES, PC-based hardware encryption devices and provider of contract manufacturing services. Prior to Jones, Mr. Bowick served as vice president of engineering for Scientific Atlanta’s Transmission Systems Business Division, and as a design engineer for Rockwell International, Collins Avionics Division.
Mr. Bowick formerly served on the board of directors of VIXS Systems Inc., a publicly-held company.
Mr. Bowick holds a Master of Business Administration from the University of Colorado and a Bachelor of Science in Electrical Engineering from the Georgia Institute of Technology.

Kira Makagon

Independent director Age: 62 Director since 2017 Calix Board committees: •AI and Cybersecurity •Talent and Compensation Other current public company directorships: none
Ms. Makagon brings to the Board extensive experience in global platform strategy, technology, cybersecurity, operations and high technology executive leadership. Since February 2025, Ms. Makagon has served as president and chief operating officer at RingCentral, Inc., a publicly-held provider of cloud-based global collaborative communications solutions, and previously served as RingCentral’s executive vice president and chief innovation officer from July 2019 until February 2025, and executive vice president of innovation from August 2012 to July 2019.
From January 2012 to July 2012, Ms. Makagon served as the senior vice president of products of iCrossing, a global digital marketing agency owned by Hearst Corporation. From June 2009 to December 2011, she held various executive leadership roles at Red Aril, Inc., an online media technology company, serving as founder, chief executive officer and member of the board of directors from June 2009 to April 2010, and president from April 2010 to December 2011. Prior to joining Red Aril, Ms. Makagon held various executive leadership roles at NebuAd, Inc., an online data and media company, serving as co-founder and president from September 2006 to July 2008, chief executive officer from August 2008 to December 2008, and consultant and board member from January 2009 to May 2009. Ms. Makagon has also served in various roles at Exigen Group, a provider of SaaS workflow platforms and call center solutions, including president, ventures and alliances, and executive vice president, marketing and business development, as well as serving on the board of directors. Prior to that, Ms. Makagon co-founded and held key executive positions in flagship online marketing and CRM companies, including Octane Software, which was acquired by E.Epiphany, and Scopus Technology, where she brought multiple generations of CRM products to market.
Ms. Makagon holds a Bachelor of Science in computer science and a Master of Business Administration from the University of California, Berkeley.

There are no family relationships among any directors, director nominees or executive officers of Calix.

Our Executive Officers
The following is biographical information for our current executive officers who were not discussed above.

Name	Age	Position(s)
Cory Sindelar	57	chief financial officer
John Durocher	59	chief operating officer
Shane Eleniak	58	chief product officer
Cory Sindelar has served as Calix’s chief financial officer (“CFO”) and principal accounting officer since October 1, 2017, and previously served as Calix’s interim chief financial officer and principal accounting officer from May 31, 2017 to September 30, 2017. Prior to joining Calix, Mr. Sindelar served as the chief financial officer at several technology companies since 2006, including Ikanos Communications, a public broadband semiconductor company, and Violin Memory, Inc., a public data storage company. From 2003 to 2006, Mr. Sindelar held various finance positions at EMC Corporation. From 2000 to 2003, Mr. Sindelar was vice president, corporate controller and principal accounting officer at Legato Systems, Inc., an enterprise software company, which was acquired by EMC. Mr. Sindelar holds a Bachelor of Science in Business Administration with an emphasis in accounting from Georgetown University.
John Durocher has served as Calix's chief operating officer (“COO”) since November 2025. From March 2023 to November 2025, Mr. Durocher served as Calix's chief customer officer. From September 2006 to February 2023, he served as executive vice president of customer success for Salesforce Inc. Before joining Salesforce, Mr. Durocher served with Accenture plc’s financial services practice. He has a Bachelor of Science degree in Management from Clarkson University.
Shane Eleniak has served as Calix’s chief product officer (“CPO”) since January 2023. Mr. Eleniak previously served as executive vice president of products from September 2021 until December 2022. In this role Mr. Eleniak is responsible for all of Calix’s products – appliances, platform, cloud and managed services – and leads the teams responsible for Product Strategy, Product Management, Engineering, Cloud Operations and Technology. From January 2020 to September 2021, he served as our senior vice president, Revenue Edge Products. From August 2018 to January 2020, he served as our senior vice president, Platforms. From May 2017 to July 2018, he served as our vice president, systems products. From May 2015 to April 2017, Mr. Eleniak served as our vice president, product line leadership. Prior to joining Calix, he was the group vice president of the advanced broadband solutions (ABS) business unit at CommScope, responsible for their edge, access and CPE products, from March 2010 to May 2015. Earlier in his career, he was EVP of marketing and business development for Alloptic where he was the corporate officer responsible for all product and commercial operations. He previously held several key executive management positions in marketing, product management, business development and engineering at such industry leaders as Corrigent Systems, Alcatel-Lucent and Telus. He holds a Bachelor of Science in Electrical Engineering from the University of Alberta.
Independence of the Board
The NYSE prescribes independence standards for listed companies. These standards require a majority of the Board to be independent. They also require each member of the Audit Committee, Nominating and Corporate Governance Committee, and Talent and Compensation Committee of the Board to be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with us. The Board also evaluates each director’s independence to serve on our Board and committees under the applicable requirements of the SEC. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. We also review our relationship with any entity employing a director or on which the director currently serves as a member of the board. After review of all relevant transactions or relationships between each director, or any of his or her immediate family members, and Calix, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of Calix’s current directors are independent directors within the meaning of the applicable NYSE standards, except for Mr. Russo, Calix’s chairman, and Mr. Weening, Calix's president and chief executive officer. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of the NYSE standards and applicable SEC regulations.

PROPOSAL NO. 2
APPROVAL OF SHARE RESERVE INCREASE UNDER THE MATCHING COMPONENT OF THE CALIX, INC. STOCK PURCHASE AND MATCHING PLAN
We are asking our stockholders to approve an increase in the number of shares of our common stock reserved for issuance under the matching component of the Calix, Inc. Amended and Restated Stock Purchase and Matching Plan (the “Stock Purchase and Matching Plan”). Our Board, upon recommendation of our Talent and Compensation Committee, approved a reduction in the number of shares of our common stock reserved for issuance under the Calix, Inc. Second Amended and Restated Employee Stock Purchase Plan (the “ESPP”) by the 1,344,599 shares remaining under the plan, and the indefinite suspension of the ESPP, in each case, subject to stockholder approval of this Proposal No. 2. Our Board, upon recommendation of our Talent and Compensation Committee, correspondingly approved an increase of 672,300 shares issuable under the matching component of the Stock Purchase and Matching Plan in March 2026, subject to stockholder approval, and an increase of 672,300 shares issuable under the purchase component of the Stock Purchase and Matching Plan.
The purpose of the Stock Purchase and Matching Plan is to assist our employees, excluding our executive officers and certain members of senior management, in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to increase employee proprietary interest in our success and to encourage them to remain in the employment of the Company. We believe that the Stock Purchase and Matching Plan aligns employee interests with that of our stockholders, is an important component of the benefits we offer to our employees, and serves as a key recruiting and retention tool in a competitive market. In the past two years, approximately 60% of our employees participated in the Stock Purchase and Matching Plan on average in each offering period (“Offering Period”).
There are two components to the Stock Purchase and Matching Plan, a purchase component and a matching component. Under the purchase component, we have reserved 3,595,700 shares of our common stock for issuance. Our employees and employees of our subsidiaries may purchase shares of our common stock for a purchase price equal to the closing trading price of our common stock on the date of purchase. Under the matching component, we have reserved 3,595,700 shares of our common stock, with 672,300 shares subject to stockholder approval of this Proposal No. 2, and we will match each share of our common stock purchased by our and our subsidiaries’ employees under the purchase component, with a restricted stock unit or restricted share that, in each case, is subject to vesting on the first anniversary of the purchase of the corresponding share purchased under the purchase component.
We have attempted, in the design of the terms of the Stock Purchase and Matching Plan, to balance considerations of recruiting and retention in a competitive labor market with the costs to our stockholders. We obtained and reviewed an independent compensation consultant’s analysis of the potential dilution to stockholders over the term of the Stock Purchase and Matching Plan and potential expense. Based on that information, (i) we have set the number of shares to be reserved under the matching component (3,595,700 shares) such that the aggregate number of shares available under the matching component of the Stock Purchase and Matching Plan is, we believe, reasonable under the standards of many institutional investors; (ii) for each of the four Offering Periods each year we have established the limit on the number of shares that can be acquired under the matching component in an Offering Period to 175,000 matching shares, which will serve to limit dilution to stockholders; and (iii) we anticipate the shares reserved under the matching component of the Stock Purchase and Matching Plan will provide sufficient shares for the matching component reserve under the Plan for approximately four to five years after the Annual Meeting. In addition, the restricted stock unit awards granted under the matching component of the Stock Purchase and Matching Plan generally vest over a period of one year from the date the corresponding share is purchased under the purchase component. We believe that the design of the Stock Purchase and Matching Plan allows us to offer a vehicle through which employees can continue to acquire an ownership interest in the Company on favorable terms and be aligned with stockholders by acquiring equity, while also being mindful of dilution.
Under the purchase component of the Stock Purchase and Matching Plan, eligible employees purchase our common stock through accumulated payroll deductions, and for each share of our common stock purchased, we will grant a restricted stock unit under the matching component of the Stock Purchase and Matching Plan at no cost to the employee that is subject to a one-year vesting period. The Stock Purchase and Matching Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.
A copy of the Stock Purchase and Matching Plan is included as Appendix A to this Proxy Statement.
Our stockholders last approved an increase to the shares authorized for issuance under the matching component of the Stock Purchase and Matching Plan of 1,250,000 shares in May 2025.

Background on Share Reserve Increase Request
In its determination to approve the increase in the number of shares reserved for issuance pursuant to the matching component of the Stock Purchase and Matching Plan by 672,300 shares, our Board and Talent and Compensation Committee reviewed an analysis prepared by Compensia, its compensation consultant, which included our historical share usage under the Stock Purchase and Matching Plan, certain dilution metrics and the costs of each of the purchase component and matching component of the Stock Purchase and Matching Plan. Specifically, our Board and Talent and Compensation Committee considered the following:
•During the Stock Purchase and Matching Plan's three-month Offering Period ended on November 7, 2025, we issued a total of 200,428 shares out of a maximum of 350,000 shares and saw the number of participants increase 8% over the prior year. Further, participating employees for the Offering Period ended November 7, 2025 elected to contribute an average of 13% of their eligible earnings to purchase shares under the Stock Purchase and Matching Plan. As such, our Board and Talent and Compensation Committee believe that the Stock Purchase and Matching Plan acts, and will act, as an important incentive to both newly hired and existing employees to invest in our common stock and aligning their interests with the interests of our stockholders.
•Based on the Company’s hiring plan, we expect continued growth in our employee base. In 2025, the Company increased headcount by approximately 8% to 1,921 employees as of December 31, 2025.
•Our Board and Talent and Compensation Committee considered the dilutive effect of the shares reserved for issuance under both the purchase component and the matching component of the Stock Purchase and Matching Plan and sought to balance such dilutive effect with the benefits of providing sufficient shares to promote employee participation.
•This analysis also informed the decision of the Board and Talent and Compensation Committee to suspend the ESPP indefinitely, effective upon the last purchase on February 14, 2026, subject to the approval of this Proposal No. 2 by our stockholders.
•No more than an aggregate of 175,000 shares may be issued under the matching component on any date shares are purchased at the conclusion of a three-month Offering Period.
In light of the factors described above, and our Board’s and our Talent and Compensation Committee’s assessment that the ability to continue to offer the opportunity to purchase shares of our common stock under the purchase component and be granted restricted stock units under the matching component is vital to our ability to continue to attract and retain employees in the labor markets in which we compete, our Board and our Talent and Compensation Committee have determined that the size of the increase in the share reserve under the purchase component and the matching component of the Stock Purchase and Matching Plan are reasonable and appropriate at this time.
A summary of the principal provisions of the Stock Purchase and Matching Plan is set forth below. The summary is qualified by reference to the full text of the Stock Purchase and Matching Plan, which is attached as Appendix A to this Proxy Statement.
Summary of the Stock Purchase and Matching Plan
Administration. The Stock Purchase and Matching Plan will be administered by our Talent and Compensation Committee, which, unless otherwise determined by the Board, will consist solely of two or more members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the applicable exchange rules. The Plan “Administrator” has broad authority to construe the Stock Purchase and Matching Plan and to make determinations with respect to the terms and conditions of each Offering Period under the Stock Purchase and Matching Plan, awards, designated subsidiaries and other matters pertaining to Plan administration.
Shares Available Under the Stock Purchase and Matching Plan. Under the matching component of the Stock Purchase and Matching Plan, with 672,300 shares subject to the approval of this Proposal No. 2 by our stockholders, the maximum number of shares of our common stock which will be authorized for issuance is 3,595,700 shares. The Board has established a reserve under the purchase component of 3,595,700 shares under the Stock Purchase and Matching Plan. Shares available for issuance under either component of the Stock Purchase and Matching Plan may be authorized but unissued shares or reacquired shares. Our Board has approved a reduction in the number of shares reserved for issuance under the ESPP by 1,344,599 shares and the indefinite suspension of the ESPP, in each case, subject to the approval of this Proposal No. 2 by our stockholders.
Offerings. Under the Stock Purchase and Matching Plan, employees have the right to acquire shares of our common stock through payroll deductions accumulated over an Offering Period. The Offering Periods are three-month periods commencing on (i) February 8th and ending on May 7th, (ii) May 8th and ending on August 7th; (iii) August 8th and ending on November 7th; and (iv) November 8th and ending on February 7th of each year, unless otherwise determined by our Talent and Compensation Committee as Administrator of the Stock Purchase and Matching Plan.
Eligibility and Enrollment. Any employee of Calix, Inc. (and such present or future subsidiaries of Calix, Inc. as our Board or Talent and Compensation Committee may designate), who (i) is customarily employed more than twenty hours a week; (ii) is customarily employed more than five months per calendar year; and (iii) who is a regular employee during the Offering Period, is eligible to participate in the Stock Purchase and Matching Plan. However, the following employees are ineligible to participate in the Stock Purchase and Matching Plan: our chief executive officer, each senior management employee who reports directly to our chief executive officer and other employees who are members of senior management as identified by the Plan Administrator.
By enrolling in the Stock Purchase and Matching Plan, for Offering Periods that commenced prior to August 8, 2026, a participant is deemed to have elected to (a) purchase the maximum number of whole shares of Calix common stock that can be purchased under the purchase component with the compensation withheld during each Offering Period for which the participant is enrolled and (b) acquire an equal number of shares of our common stock under the matching component that, unless determined otherwise by the Administrator in connection with certain terminations of employment, are subject to a risk of forfeiture in the event the participant terminates employment within the one year period immediately following the date corresponding shares are purchased under the purchase component (the “Restricted Shares”). Unless otherwise determined by the Plan Administrator, Restricted Shares are subject to a risk of forfeiture in the event the participant ceases to be employed prior to the first anniversary of the date the shares are acquired. If a participant ceases to be an eligible employee for any reason during an Offering Period, the participant will be deemed to have elected to withdraw from the purchase component of the Stock Purchase and Matching Plan and any amounts credited to the participant’s account will be returned to the participant or the participant’s beneficiary in the event of his or her death. If a participant ceases to be employed during the one-year period following an Exercise Date, he or she will retain each share purchased under the purchase component but each Restricted Share under the matching component will be forfeited, subject to the discretion of the Plan Administrator to waive such forfeiture under certain limited circumstances.
Starting with the Offering Period commencing August 8, 2026 and ending on November 7, 2026, by enrolling in the Stock Purchase and Matching Plan, a participant is deemed to have elected to (a) purchase the maximum number of whole shares of common stock that can be purchased under the purchase component with the compensation withheld during each Offering Period for which the participant is enrolled, and (b) acquire an equal number of restricted stock units (“Restricted Stock Units”), each of which represent the right to be issued one share of our common stock, under the matching component that, unless determined otherwise by the Plan Administrator in connection with certain terminations of employment, is subject to a risk of forfeiture in the event the participant terminates employment within the one year period immediately following the date corresponding shares are purchased under the purchase component. If a participant ceases to be an eligible employee for any reason during an Offering Period, the participant will be deemed to have elected to withdraw from the purchase component of the Stock Purchase and Matching Plan and any amounts credited to the participant’s account will be returned to the participant or the participant’s beneficiary in the event of his or her death. If a participant ceases to be employed during the one-year period following an Offering Period, he or she will retain each share purchased under the purchase component but each Restricted Stock Unit acquired under the matching component will be forfeited, subject to the discretion of the Plan Administrator to waive such forfeiture under certain limited circumstances.
As of February 8, 2026, approximately 1,917 employees in Canada, China, India, the United States and other countries are eligible to participate in the Stock Purchase and Matching Plan. None of our executive officers are eligible to participate in the Stock Purchase and Matching Plan. In addition, consultants and non-employee directors are not eligible to participate in the Stock Purchase and Matching Plan.
Payroll Deductions. The payroll deductions made under the purchase component of the Stock Purchase and Matching Plan for each participant may be not less than 1% nor more than 33% of a participant’s compensation. Compensation is defined in the Stock Purchase and Matching Plan and generally includes cash remuneration that would be reported as income for federal income tax purposes. A participant may either (i) decrease (but not increase) his or her payroll deduction authorization or (ii) suspend participation once during any Offering Period. By electing to suspend, no additional payroll deductions will be taken; however, the balance of his or her account will be applied to purchase shares as part of the purchase component, and acquire Restricted Stock Units under the matching component, for the Offering Period in which his or her suspension is effective. If a participant wishes, they may increase or decrease the rate of payroll withholding for the next Offering Period by submitting a new election during an Enrollment Period. In addition, employees may contribute up to 50% of new-hire, special performance, promotion, or retention bonuses per pay period. The employee contribution shall not exceed the employee’s total net earnings for the pay period.
Exercise Date; Purchase of Stock. The “Exercise Date” of each Offering Period under the purchase component occurs on the last trading day of each Offering Period. On the Exercise Date, accumulated payroll deductions for each participant will be used to purchase whole shares of common stock under the purchase component at a purchase price equal to the closing trading price of our common stock on the Exercise Date (the “Purchased Shares”), and we will grant an equal number of Restricted Stock Units under the matching component. On March 17, 2026, the closing price of our common stock on the NYSE was $51.45 per share.
A participant may cancel his or her payroll deduction authorization, and elect to withdraw from the Stock Purchase and Matching Plan by delivering electronic notice of such election to the Company. Upon withdrawal, the participant elects to withdraw all of the funds credited to his or her Stock Purchase and Matching Plan account and cease participation in the current Offering Period for the Stock Purchase and Matching Plan. A participant who ceases contributions to the Stock Purchase and Matching Plan during any Offering Period shall not be permitted to resume contributions to the Stock Purchase and Matching Plan during the same Offering Period.
Unless a participant has previously canceled their participation in the Stock Purchase and Matching Plan in accordance with the terms of the Stock Purchase and Matching Plan, they will be deemed to have exercised their right to purchase and acquire shares in full as of each Exercise Date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the purchase price under the purchase component and acquire an equal number of Restricted Stock Units under the matching component, provided that no more than an aggregate of 175,000 shares may be purchased under the purchase component and an aggregate of 175,000 shares acquired under the matching component on any Exercise Date.
Restrictions on Transferability. A participant may not assign, transfer, pledge or otherwise dispose of (other than by will or the laws of descent and distribution) payroll deductions credited to a participant’s account or any rights or interest, including purchase rights, under the Stock Purchase and Matching Plan, and during a participant’s lifetime, purchase rights under the Stock Purchase and Matching Plan shall be exercisable only by such participant. Any such attempt at assignment, transfer, pledge or other disposition will not be given effect.
In addition, unless otherwise determined by the Plan Administrator, no shares issued pursuant to the Stock Purchase and Matching Plan may be assigned, transferred, pledged or otherwise disposed by the participant until the first anniversary of the Exercise Date upon which such shares were purchased under the purchase component or acquired under the matching component. However, in the event a participant ceases to be an employee of the Company prior to the first anniversary of the Exercise Date upon which the shares were purchased, the Restricted Shares issued, or the Restricted Stock Units awarded, as the case may be, under the matching component will be forfeited (subject to the discretion of the Plan Administrator to waive such forfeiture under certain limited circumstances), and the transfer restrictions applicable to the Purchased Shares under the purchase component will lapse.
Adjustments upon Changes in Recapitalization, Dissolution, Liquidation, Merger or Asset Sale. In the event of any stock dividend, stock split, combination or reclassification of shares or any other increase or decrease in the number of shares of common stock effected without receipt of consideration, the Plan Administrator has broad discretion to equitably adjust the number of shares authorized for issuance and rights under the Stock Purchase and Matching Plan to prevent the dilution or enlargement of benefits under the Stock Purchase and Matching Plan and outstanding awards as a result of such transaction.
In the event of a proposed liquidation or dissolution of the Company, the Offering Period then in progress will be shortened by setting a new Exercise Date to occur prior to the consummation of the proposed liquidation or dissolution and will terminate immediately prior to such consummation.
In the event of a proposed merger or asset sale, each outstanding purchase right will be assumed or substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute the purchase rights, any Offering Period then in progress will be shortened by setting a new Exercise Date to occur prior to the date of the proposed sale or merger.
Insufficient Shares. If the total number of shares of common stock which are to be acquired under outstanding rights on any particular date exceed the number of shares then available for issuance under the Stock Purchase and Matching Plan or if the number of shares with respect to which rights are to be exercised exceed the Offering Period Share Limit, the Plan Administrator will make a pro rata allocation of the available shares on a uniform and equitable basis.
Rights as Stockholders. A participant will have the rights and privileges of a stockholder of the Company when, but not until, shares have been deposited in the designated brokerage account following exercise of his or her option. However, in the event a dividend is paid in respect of shares prior to the first anniversary of the Exercise Date upon which such shares were purchased or acquired under the Stock Purchase and Matching Plan, then no dividend will be paid on the Restricted Shares unless and until the participant continues employment through such first anniversary, and no dividend will be paid with respect to the Restricted Stock Units.
Data Privacy. The Stock Purchase and Matching Plan provides that, as a condition of participation, each participant explicitly consents to the collection, use and transfer, in electronic or other form, of personal data by and among, as applicable, our Company and subsidiaries, including any transfer of this data required to a broker or other third party with whom our Company or any of our Subsidiaries or the participant may elect to deposit any shares, to implement, administer and manage the participant’s participation in the Stock Purchase and Matching Plan.
Amendment and Termination. Our Board may amend, suspend or terminate the Stock Purchase and Matching Plan at any time. The Plan Administrator may also modify or amend the Stock Purchase and Matching Plan to reduce or eliminate any unfavorable financial accounting consequences that may result from the ongoing operation of the Stock Purchase and Matching Plan. However, the Board may not amend the matching component to increase the number of shares reserved for issuance under the matching component under the Stock Purchase and Matching Plan without obtaining stockholder approval within 12 months before or after such amendment.
Federal Income Tax Consequences
The Stock Purchase and Matching Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, certain tax benefits available to participants in a Section 423 plan are not available under our Stock Purchase and Matching Plan.
For federal income tax purposes, a participant generally will not recognize taxable income on the grant of the right to purchase and acquire shares under the Stock Purchase and Matching Plan, nor will the Company be entitled to any deduction at that time. Upon the purchase of shares under the purchase component of the Stock Purchase and Matching Plan, a participant generally will not recognize taxable income and instead will recognize ordinary income in the amount equal to the fair market value of the shares issued under the Restricted Stock Units under the matching component when the risk of forfeiture on the Restricted Stock Units lapses and the shares underlying the Restricted Stock Units are issued to the participant. The Company will be entitled to a corresponding deduction when the shares underlying the Restricted Stock Units are issued. A participant’s basis in Purchased Shares, for purposes of determining the participant’s gain or loss on subsequent disposition of such shares of common stock, generally, will be equal to the purchase price paid for such shares. A participant’s basis in shares issued following the vesting of the Restricted Stock Units for purposes of determining the participant’s gain or loss on subsequent disposition of such shares of common stock, generally, will be the fair market value of the shares of common stock on the date such shares are issued.
Upon the subsequent sale of the shares acquired under the Stock Purchase and Matching Plan, the participant will recognize capital gain or loss (long-term or short-term, depending on how long the shares were held following the date of purchase for Purchased Shares and issuance of the shares under the Restricted Stock Units prior to disposing of them).
The above is a general summary under current law of the material federal income tax consequences to an employee who participates in the Stock Purchase and Matching Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary above does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. Further, this summarized tax information is not tax advice and a participant in the Stock Purchase and Matching Plan should rely on the advice of his or her legal and tax advisors.

New Plan Benefits
The shares authorized for issuance under the matching component of the Stock Purchase and Matching Plan applies to future Offering Periods, starting with the Offering Period commencing August 8, 2026 and ending on November 7, 2026. The number of shares of common stock that may be purchased under the purchase component and acquired under the matching component of the Stock Purchase and Matching Plan is not currently determinable and is dependent upon the closing trading price of our common stock on the last day of each future Offering Period and the voluntary election by each eligible employee to participate and the amount of a participant’s payroll deductions during an Offering Period.
The following table states the amounts which were received by each of the named individuals and groups under our Stock Purchase and Matching Plan for our last completed year, and the number of shares of common stock purchased under the Stock Purchase and Matching Plan from its inception through March 17, 2026.

Name and Position	Payroll Deductions Used to Purchase Shares in 2025 ($) (1)	Number of Shares Issued in 2025 (#) (2)	Number of Shares Issued from Inception through March 17, 2026 (2)
Michael Weening (3) president and chief executive officer	—	—	—
Cory Sindelar (3) chief financial officer	—	—	—
John Durocher (3) chief operating officer	—	—	—
Shane Eleniak (3) chief product officer	—	—	—
J. Matthew Collins (3) chief commercial operations officer	—	—	—
Executive Group (4)	—	—	—
Non-Executive Director Group (4)	—	—	—
Non-Executive Officer Employee Group	21,401,359	840,245	6,101,220
(1)    Represents fair market value at date of purchase. The purchase price of the shares was $41.09 for the Offering Period ending February 7, 2025; $42.13 for the Offering Period ending May 7, 2025; $56.68 for the Offering Period ending August 7, 2025; and $64.03 for the Offering Period ending November 7, 2025.
(2)    Includes Purchased Shares and Restricted Shares, less forfeited shares. Restricted Stock Units have not been granted under the Stock Purchase and Matching Plan.
(3)    Messrs. Weening, Sindelar, Collins, Durocher and Eleniak were not eligible to participate in the Stock Purchase and Matching Plan.
(4)    Groups not eligible to participate in the Stock Purchase and Matching Plan.
To be approved, this proposal must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE SHARE RESERVE INCREASE UNDER THE MATCHING COMPONENT OF THE CALIX, INC. STOCK PURCHASE AND MATCHING PLAN AS DISCUSSED ABOVE.

PROPOSAL NO. 3
APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)
We are seeking an advisory vote from our stockholders to approve the compensation paid to our NEOs, as disclosed in this Proxy Statement under the “Compensation Discussion and Analysis” (“CD&A”) section below.
Our Talent and Compensation Committee, with advice and information from its external compensation consultant and consideration of recommendations by our CEO for our executives (other than the CEO), has structured our executive compensation program to stress a pay-for-performance philosophy. The compensation opportunities provided to our NEOs are significantly dependent on Calix’s financial performance, the performance of Calix’s stock and the NEO’s individual performance, which are intended to drive creation of sustainable stockholder value. The Talent and Compensation Committee intends to continue to emphasize what it believes to be responsible compensation arrangements that attract and retain high-caliber executive officers and motivate strong performance to achieve Calix’s short- and long-term business strategies and objectives.
Our Board previously determined to hold an advisory “say-on-pay” vote every year. In accordance with this determination and Section 14A of the Exchange Act, you have the opportunity to vote “For” or “Against” or to “Abstain” from voting on the following non-binding resolution relating to executive compensation:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to Calix’s NEOs as disclosed in Calix’s proxy statement for the Annual Meeting of Stockholders under the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion of the proxy statement.”
In deciding how to vote on this proposal, we encourage you to consider Calix’s executive compensation philosophy and objectives, the design principles and the elements of Calix’s executive compensation program described in our CD&A below. As described in the CD&A, a guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of our executives and stockholders should be aligned. Our compensation program is a mix of short- and long-term components, cash and equity elements and fixed and contingent payments in proportions we believe will provide the proper incentives, reward our NEOs, help us achieve our goals and increase stockholder value. For example:
•NEOs Compensation Aligned with Stockholder Interests and Substantially Tied to Company Performance. A significant portion of our NEOs' compensation is tied to performance in the form of variable cash and performance-based stock options earned based on stated performance targets tied to achievement of growth in Calix’s stock price and Calix’s quarterly and annual financial performance along with consideration of an individual executive's performance. From time to time, our Talent and Compensation Committee may choose to award our NEOs with other vehicles to assist with retention or to further align pay and performance, including service-based option grants.
•Change in Control and Severance Benefits Not Grossed Up. Calix provides limited change in control and severance benefits to provide NEOs security and to remain competitive in attracting and retaining executive talent. Calix does not provide for any tax gross up to any NEO in connection with any change in control or severance benefits.
•Clawback Policies. Calix adopted a clawback policy in May 2019 that applies to all executive officers and covers all compensation under our cash incentive programs as well as all equity awards granted or awarded after the date the policy was adopted. The policy applies in the event our financial statements are restated as a result of material non-compliance with financial reporting rules as defined in the policy and provides our Board with broad discretion as to the actions that may be taken based on circumstances leading to the restatement, including recovery of incentive-based compensation received by an executive officer in excess of what the executive officer would have been paid under the restatement. In November 2023, we adopted a second clawback policy that applies to our executive officers and covers all compensation under our cash incentive programs as well as all equity awards granted or awarded after the date the policy was adopted, in compliance with the SEC’s adoption of new rules to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as implemented by NYSE. The policy applies in the event our financial statements are restated as a result of material non-compliance with financial reporting rules as defined in the policy and provides our Board with broad discretion as to the actions that may be taken based on circumstances leading to the restatement, including recovery of incentive-based compensation received by an executive officer in excess of what the executive officer would have been paid under the restatement.
To be approved, on a non-binding and advisory basis, the compensation paid to our NEOs must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as “Against” votes for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
While your vote on this proposal is advisory and will not be binding, we value the opinions of Calix’s stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding Calix’s executive compensation program. Unless the Board modifies its determination of the frequency of future “say on pay” advisory votes, the next “say-on-pay” advisory vote will be held at our Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT UNDER THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has engaged KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2026, and is seeking ratification of such selection by our stockholders at the Annual Meeting. KPMG has audited our financial statements since February 29, 2016. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Calix and its stockholders.
To be approved, the ratification of the selection of KPMG as our independent registered public accounting firm must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
Principal Accountant Fees and Services
The following table provides information regarding the fees for the audit and other services provided by KPMG for the years ended December 31, 2025 and 2024 (in thousands).

	Years Ended December 31,
	2025	2024
Audit Fees	$2,116	$2,070
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,116	$2,070
Audit Fees
KPMG audit fees for 2025 consist of fees billed or expected to be billed for professional services rendered for the audit of our annual consolidated financial statements for the year ended 2025, the audit of the effectiveness of our internal control over financial reporting and the review of our consolidated financial statements included in our Form 10-Q quarterly reports for the year ended 2025. KPMG audit fees for 2024 consist of actual fees for professional services rendered for the audit of our annual consolidated financial statements for the year ended 2024, the audit of the effectiveness of our internal control over financial reporting and the review of our consolidated financial statements included in our Form 10-Q quarterly reports for the year ended 2024. Audit fees also include services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings for our international subsidiaries for those years.
Pre-Approval Policy and Procedures
Our Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. Our Audit Committee may delegate authority to one or more members of the Audit Committee to provide such pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting. This policy is set forth in the charter of the Audit Committee and available under “Governance” in the Investor Relations section of our website at investor-relations.calix.com.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL NO. 5
ADVISORY VOTE ON A STOCKHOLDER PROPOSAL TO ADOPT SIMPLE MAJORITY VOTING
John Chevedden, residing at 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has informed the Company of the intent to present the proposal set forth below at our Annual Meeting. The number of the Company’s securities that the stockholder owns will be provided to stockholders promptly upon request. If the stockholder (or his “qualified representative”) is present at the Annual Meeting and properly submits the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting. In accordance with federal securities laws, the stockholder proposal is presented below as submitted by the stockholder and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.
Proposal 5 – Govern by Majority Vote

Shareholders request that the Board of Directors take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.
This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This proposal includes that Calix shall state in its governing documents that it shall not have any super‑majority voting standards, which includes default super‑majority voting standards, upon adoption of this proposal.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. The supermajority voting requirements, like those of Calix, have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements can be used to block proposals supported by most shareowners but opposed by management.
Unfortunately Calix delayed for one‑year the opportunity for its shareholders to vote on this highly supported shareholder proposal topic. Calix is believed to have used dishonest means to cause the one‑year delay.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice.
This proposal topic received 98% support each in 2024 at annual meetings of Domino’s Pizza, FMC Corporation, ConocoPhillips, Masco Corporation and Power Integrations.
Please vote yes:
Govern by Majority Vote – Proposal 5

The Board’s Statement in Opposition
The Board has considered this proposal and believes that its adoption is not in the best interests of our stockholders. Accordingly, the Board unanimously recommends a vote AGAINST this proposal for the following reasons.
We have an excellent corporate governance structure.
The Company is firmly committed to good corporate governance and has adopted a wide range of practices and procedures that promote effective governance, oversight and accountability, including:
•7 of our 9 directors are independent directors under the standards adopted by the SEC and NYSE;
•Each of the five Board committees — Audit, Nominating and Corporate Governance, Talent and Compensation, AI and Cybersecurity, and Strategic — is composed solely of independent directors;
•The Board has appointed a Lead Independent Director who, among other things, presides over executive sessions of the independent directors and the Board when the Chairman is absent; serves as principal liaison between the Chairman and the independent directors; and advises the Board on meeting agendas and materials;
•We have maintained the separation of the roles of Chairman and Chief Executive Officer since 2022; and
•We proactively engage with our stockholders outside of the annual meeting process to ensure important matters are raised and considered by all interested stakeholders, including those relating to the Company’s financial performance, executive compensation, governance and long-term strategy.
The few existing supermajority voting thresholds in our governance documents are in the best interests of our stockholders.
Under our governance documents, a majority vote is already the voting standard for most matters voted upon by our stockholders. A stricter voting standard is required only for the following matters:
•The removal of directors from office without cause by the stockholders;
•Amendments to our Amended and Restated Bylaws; and
•Amendments to certain provisions of our Amended and Restated Certificate of Incorporation.
These voting standards are intended to maximize long-term value for all stockholders. Requiring a higher voting standard on select matters protects minority stockholders from activist investors who may seek short-term gains that could cause long-term harm to our Company. These higher voting standards also ensure that any person seeking significant change at the Company must be deliberate and build consensus among our stockholders. We believe these requirements can only lead to better-informed decisions that will be in the long-term interest of all of our stockholders.
Consistent with its current practice, the Board will continue to evaluate the future implementation of appropriate corporate governance changes. However, for the reasons discussed above, the Board does not believe it is in the best interests of our stockholders or the Company to implement the current proposal.
To be approved, this proposal must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on the proposal. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE
STOCKHOLDER PROPOSAL TO ADOPT SIMPLE MAJORITY VOTING

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes and discusses our objectives and policies as well as the material components of our compensation program for our NEOs. For 2025, our NEOs were:
•Michael Weening, president and chief executive officer ("CEO")
•Cory Sindelar, chief financial officer (“CFO”)
•John Durocher, chief operating officer (“COO”) (1)
•Shane Eleniak, chief product officer (“CPO”)
•J. Matthew Collins, former CCOO (2)
(1)     Mr. Durocher was appointed as our COO in November 2025.
(2)    Mr. Collins served as our CCOO until his passing on May 7, 2025.
Executive Summary
Calix develops, markets and sells platform, cloud and managed services powered by agentic AI that enable communication service providers (“CSPs”) of all types and sizes to transform their businesses into communication experience providers (“CXPs”). Our platform brings together the Calix Agent Workforce™, intelligent appliances, software, cloud solutions and fully integrated SmartLife™ managed services to support simplified business models that help acquire, retain and grow subscribers and revenue.
With deep broadband expertise and an end‑to‑end approach, from the data center access edge to every residential, business and municipal subscriber location, Calix enables service providers to simplify operations, engagement and service; innovate for their subscribers; and deliver greater value to members, investors and the communities they serve. We serve a diverse global customer base, from smaller regional providers to some of the world’s largest service providers, supported by a direct sales model complemented by select resellers. Our customers deploy Calix solutions across a broad range of fiber access and subscriber‑premises environments, and our growth depends on expanding adoption of our platform and managed services across both existing and new customer segments.
Our mission is to transform service providers of all types and sizes into CXPs and enable them to simplify, innovate, and grow.
Our compensation and benefits programs reflect our philosophy of compensating and incentivizing all our employees, including our NEOs, in ways that support two primary objectives:
•identify and reward outstanding performance that reflects Calix principles, mission and values and aligns with long-term stockholder value creation; and
•attract, reward and retain exceptional talent in the markets in which we operate.
To help us achieve these objectives, a significant portion of our NEOs’ compensation is “at risk” with meaningful upside potential for strong performance as well as downside exposure for underperformance. NEOs with greater responsibilities and ability to directly impact our Company’s goals and long-term results bear a greater proportion of the risk if these goals and results are not achieved.
The Calix team delivered strong, disciplined execution throughout 2025 as customers continued to adopt our platform, cloud and managed services to win new subscribers, reduce churn and expand revenue per subscriber. This execution resulted in annual revenue of $1.0 billion, representing 20% year-over-year revenue growth and record gross margin expansion. Remaining performance obligations (“RPOs”) increased 18% year-over-year, reinforcing demand visibility and the strength of our platform model. Operational discipline enabled Calix to generate record free cash flow in 2025 and end the year with record cash and investments of $388 million, while continuing to invest in our third‑generation platform, agentic AI capabilities and customer success initiatives. A summary of our financial results over the past four years is shown below.
See Appendix B for the GAAP to non-GAAP reconciliation for gross margin and operating income.
Summary of Executive Compensation Actions Taken in 2025
•Base salaries were kept flat from 2024 for our CEO and CFO, but increased for our other NEOs by 13.4% to provide better competitive positioning based on their 2024 performance and the complexities of their 2025 responsibilities;
•Target bonus percentages were unchanged from 2024;
•We capped, at two times the NEOs' annual target bonus, the previously uncapped non-GAAP gross margin performance metric in our bonus plan;
•In aggregate we paid bonuses at 108% of target for the bonus plan and an additional amount for the gross margin bonus based on a pool of $2,039,522; and
•Equity grants were 100% in the form of stock options, 50% of which were service-based and 50% of which were performance-based stock options. Service-based stock options provide a measure of retention while continuing a strongly performance-based and stockholder aligned structure, requiring stock price appreciation to deliver value to executives. Performance-based stock options require both achieving financial performance goals plus stock price appreciation to deliver value to executives. 2025 performance-based stock options were earned at 100% of target.
Summary of Executive Compensation Changes for 2026
Based on stockholder feedback, we made the following changes to our 2026 executive compensation program:

•Moved to performance stock units (“PSUs”) for executives and RSUs for senior management and below, and discontinued the use of performance-based stock options beginning with the 2026 annual grants;
•Adopted stock ownership guidelines for the CEO, other NEOs and other senior management that report to the CEO, beginning in 2026; and
•Removed the separate non-GAAP gross margin component from our bonus plan and incorporated it into our primary bonus plan design with a maximum payout of 200% of the participant’s annual bonus target.
Annual Stockholder Advisory Vote on Executive Compensation (“Say on Pay”)
We hold an annual advisory, non‑binding stockholder vote on executive compensation. At our most recent Annual Meeting of Stockholders, our stockholders approved the compensation of our NEOs through the non-binding say‑on‑pay proposal with 73.9% of the votes cast in favor.
The Talent and Compensation Committee (the “Committee”) considers the results of the annual say‑on‑pay vote as an important input, together with the Company’s financial performance, strategic execution, evolving market practices and the advice of its independent executive compensation consultant when making compensation decisions for our NEOs. The Committee believes executive compensation should be closely aligned with long‑term value creation and stockholder experience.
We engage with stockholders throughout the year, including in connection with earnings discussions, strategic updates, capital allocation and governance matters. During the past year, our CFO and investor relations team, and in certain cases also our Chairman conducted outreach and engagement with stockholders representing over 80% of our outstanding shares, with discussions covering financial performance, long‑term strategy, capital efficiency, executive compensation and governance practices.
In addition, they conducted off‑cycle outreach following our 2025 annual meeting that was specifically focused on eliciting governance and executive compensation-focused feedback from stockholders, resulting in direct engagement with stockholders representing approximately 38% of our outstanding shares. The primary compensation-related feedback we heard from our stockholders related to:
•concerns regarding the dilutive impact of our long-term equity incentives;
•the magnitude of potential bonus payout achievable under our short-term incentive program; and
•the lack of stock ownership guidelines covering executive officers.
We take stockholder feedback seriously and believe our compensation program should continue to evolve in response to investor perspectives and Company performance.
As a result of this engagement, and informed by our say‑on‑pay vote, earnings‑related feedback, and broader stockholder dialogue, the Committee took steps during 2025 and early 2026 to further enhance the stockholder‑aligned features of our executive compensation program for 2026, including:
•continued focus on dilution management and responsible equity usage by introducing RSUs and PSUs for senior management and below and discontinued the use of stock options beginning in 2026;
•removed the separate non-GAAP gross margin component from our bonus plan and incorporated it into our primary bonus plan design with a maximum 200% of the participant's annual bonus target; and
•adopted stock ownership guidelines for the CEO, the other NEOs and other senior management reporting to the CEO, beginning in 2026.
Compensation Philosophy and Practices
Our goal is to attract and retain highly qualified executives to manage and oversee each business function. We strive to find the best talent that will be able to contribute to our long-term success, culture, principles, mission and values and who will promote the long-term interests and growth of our Company. Our compensation philosophy is intended to promote a team-oriented approach as a portion of each NEO’s incentive compensation, and is based on achievement against the same performance objectives as our broad-based incentive plan.
We endeavor to maintain sound executive compensation policies, practices and governance standards, consistent with our executive compensation philosophy, as summarized below.

What we do

• Pay-for-Performance Structure	A significant portion of our NEOs’ compensation is directly linked to our performance. In particular, their target total direct compensation has a significant long-term equity component that makes a substantial portion of each NEO’s target total direct compensation dependent upon both our stock price and our financial performance.

• Performance-Based Equity Awards	In 2025, all of our NEOs’ annual equity awards were in the form of stock options, 50% of which required achievement of financial metrics, and 100% of which required stock price growth to provide any realizable value.

• “Double-Trigger” Change in Control Arrangements	Our change in control compensation arrangements include a “double- trigger” provision that requires both a change in control of the Company and a qualifying termination of employment before any severance or other benefits are paid. All outstanding unvested equity awards have a “double trigger” provision, and it is our expectation that all future equity awards will as well.

• Independent Compensation Committee and Compensation Advisor	The Talent and Compensation Committee consists solely of independent directors. The Talent and Compensation Committee has engaged its own independent compensation advisor to provide information, analysis, and other advice on executive compensation matters independent of management.

• Compensation Recovery (“Clawback”) Policy	We have policies providing for the recovery of certain incentive-based compensation and equity awards from an executive officer if we restate our financial statements as required under the federal securities laws.

• Stock Ownership Guidelines	The senior leadership and non-employee members of our Board are subject to robust stock ownership guidelines.

• Regular Stockholder Engagement	We conduct an annual stockholder advisory vote on the compensation of our NEOs and regularly discuss compensation-related matters with a significant percentage of our stockholders.

• Annual Compensation Review	The Talent and Compensation Committee conducts an annual review of our compensation strategy and the specific compensation arrangements in place for each of our executive officers.

• Annual Compensation-Related Risk Assessment	The Talent and Compensation Committee regularly reviews our compensation-related risk profile.

• Succession Planning	We have robust succession planning and executive assessment processes to ensure succession plans are in place.

• Balanced Incentive Compensation	We have a balance of time horizons and performance metrics for our incentive awards, including an annual cash incentive compensation plan and four-year vesting period for our stock awards.

What we don’t do

• No Special Retirement Plans	We do not currently offer pension arrangements or retirement plans to our NEOs other than the section 401(k) retirement plan that is available to all U.S. employees and the Canadian Registered Retirement Savings Plan that is available to all employees in Canada.

• No Guaranteed Bonuses	We do not provide guaranteed bonuses to our NEOs, except we may consider new hire sign-on bonuses to help us attract key executives.

• No Stock Option Re-Pricing	Our equity compensation plan does not permit stock options or stock appreciation rights to be repriced to a lower exercise or strike price without the approval of our stockholders.

• No Significant Perquisites, Welfare or Health Benefits or Other Personal Benefits	In 2025, we did not provide our NEOs with any perquisites or other personal benefits that are not available to our employees generally, except for an annual executive health check-up.

• No Excise Tax Payments on Future Post- Employment Compensation Arrangements	We do not provide any excise tax reimbursement payments (including “gross ups”) with respect to payments or benefits contingent upon a change in control of the Company.

• No Hedging or Pledging	We prohibit our employees, including our executive officers, and the non-employee members of our Board from engaging in short sales and certain derivative transactions relating to our securities. Current awards granted under our equity plans provide that they may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the grantee until they vest.

• No Dividends or Dividend Equivalents Payable on Unvested Equity Awards	We do not pay dividends or dividend equivalents on unvested equity awards.

• Limited Contractual Vesting Acceleration	We have no contractual acceleration of vesting for any outstanding equity, except for these limited, common exceptions: death or long-term disability, in some cases, termination without cause or for good reason, or pursuant to “double trigger” change in control benefits.

The objectives of our executive compensation program are to:

•enable us to attract, retain and drive a high caliber, talented leadership team to execute on our business strategy;
•foster a goal-oriented leadership team with a clear understanding of long-term business objectives and shared corporate principles and values that aligns with our mission;
•ensure that the elements of compensation provided to our employees and executives are balanced and do not encourage excessive risk-taking;
•reflect the competitive environment of our industry and our changing business needs;
•create strong alignment with our stockholders;
•allocate our resources effectively and efficiently in the development and selling of market-leading platforms, systems and services; and
•maintain pay parity and fair compensation practices across our organization.

The objectives inform our compensation philosophy to:

•be market competitive;
•emphasize pay for performance;
•share risks and rewards with our stockholders; and
•reflect our principles, mission, and values.

To achieve our objectives, we provide the following compensation elements to our NEOs:

•base salary;
•incentive-based cash compensation;
•grants of long-term equity awards; and
•health, welfare and retirement benefits.

Executive Stock Ownership Guidelines
We adopted executive stock ownership guidelines and transitioned to a PSU/RSU-focused equity compensation program in February 2026 based on stockholder feedback. Under our executive stock ownership guidelines, our CEO is expected to acquire and maintain ownership of Calix common stock having a value of no less than five (5) times his annual salary, and the other executive members of the Calix Operational Leadership Team (“COLT”), including our three other NEOs, are each expected to acquire and maintain ownership of Calix common stock having a value of no less than three (3) times their respective salary, which achievement of the requisite stock ownership is expected on or before the date five years after the initial appointment date of such executive. For purposes of our stock ownership guidelines, only shares of our common stock beneficially held by our NEOs are treated as owned by them. Compliance with our stock ownership guidelines is measured as of December 31 of each year. If any executive member of COLT fails to meet these guidelines, shares issued upon vesting of said executive’s PSU/RSU grants and shares issued upon exercise of options, in each case, after the satisfaction of taxes, will be held until the guidelines are met. Each of our CEO and other NEOs are currently in compliance with our executive stock ownership guidelines.
2025 Total Direct Compensation
We provide annual compensation to our NEOs that is intended to be market competitive, support our compensation philosophy, focus on long-term profitable growth and align the interests of our executives with the interests of our stockholders. To that end, we provide our executives with base salary, cash incentive bonus and service-based and performance-based stock options.
A significant amount of the total potential annual compensation of our NEOs in 2025 is comprised of “at-risk” variable compensation based on our achievements of corporate financial targets aligned with our business strategy and creating value for our stockholders. Consistent with the compensation philosophy, total pay for our NEOs is heavily weighted towards long-term equity awards which only deliver value if the stock price increases, and, in the case of performance-based stock options, our NEOs have achieved additional financial performance goals. The weighting of compensation elements for Mr. Weening, our CEO, and our other NEOs (excluding Mr. Collins), in 2025, as a group, is as follows:

For the purposes of the graphs above, base salary and bonus reflect values disclosed in the Summary Compensation Table and long-term equity is based on grant date fair value of the annual stock option awards granted as disclosed in the Summary Compensation Table.
Salary
Calix offers base salaries that are competitive with our peers and reflect the experience, skills, knowledge, responsibilities and performance of each NEO. The Talent and Compensation Committee reviews the base salaries of our NEOs at least once a year.
The table below sets forth the annual base salary as of December 31, 2025 for each NEO as set by our Talent and Compensation Committee. In 2025, the Committee determined to hold base salaries flat for Mr. Weening and a 0.1% increase for Mr. Sindelar based on their current market positioning, and to provide market and performance-based salary increases of 13.4% to each of Messrs. Collins, Durocher and Eleniak.

Name of Executive Officer	Annual Base Salary as of December 31
	2024	2025	% Change
Michael Weening	$560,000	$560,000	0.0%
Cory Sindelar	$485,700	$486,000	0.1%
John Durocher (1)	$428,600	$486,000	13.4%
Shane Eleniak	$428,600	$486,000	13.4%
J. Matthew Collins (2)	$428,600	$486,000	13.4%
(1)    Mr. Durocher was appointed as our COO in November 2025. The compensation reported for 2025 is annualized for the entire fiscal year.
(2)     Mr. Collins served as our CCOO until his passing on May 7, 2025. The compensation reported for 2025 reflects the period of his service during the fiscal year. Amounts in the “2025” column include his annual base pay at the time of his passing. Mr. Collins received $84,317 for his active employment. No additional base salary amount was paid to his estate.

Cash Incentive Compensation
2025 Executive Cash Incentive Plan Design
Our executives, including our NEOs, participate in two separate cash bonus programs under the executive cash incentive plan. We believe these programs focus our executives on our long-term profitable growth strategy while recognizing the challenges with predicting performance in this high-growth environment. A portion of the executive cash incentive plan payout for our executives is based on the Company’s achievement against preset quarterly revenue and non-GAAP operating income targets. The other portion of the executive cash incentive plan payout is based on non-GAAP gross margin which provides an incremental opportunity that is based on our achievement above a minimum non-GAAP gross margin target, measured quarterly. The combined cash bonus programs include an assessment of the NEO's individual performance for the year. Our executive cash incentive plan does not provide for any guaranteed payments and there is no payout if we do not achieve a pre-established level of threshold performance.
In setting the performance measures and targets for our executive cash incentive plan, our Talent and Compensation Committee seeks to align the performance targets to our key financial objectives and business strategy, which we believe furthers the long-term interests of our stockholders. The performance targets are designed to incentivize financial growth and performance over the year as we continue to drive adoption of our cloud and software platforms. In 2025, our Talent and Compensation Committee established our quarterly and annual corporate financial targets based on the annual operating plan approved by our Board at the beginning of the year and based on quarterly financial information prepared by management.
The following chart summarizes key features of our 2025 executive cash incentive plan.

Bonus Component	Description
Revenue / Non-GAAP Operating Income (1)
•Each component is measured quarterly and pays out semiannually;
•Total payout opportunity is capped at 110% of target based on pre-established revenue (50%) and non-GAAP operating income (50%) goals;
•Both revenue and non-GAAP operating income thresholds must be achieved for the respective quarterly metric to be funded; and
• The plan is intended to drive focus on delivering on the business plan which aligns with long-term value creation.

Non-GAAP Gross Margin (2)
•The COLT members can earn incremental compensation as gross margin improves, which we believe focuses our NEOs and other senior management on profitable growth, and which we believe is critical to our continued success;
• Specifically, the plan is funded based on 25% of the gross margin dollars that exceed target (on a quarterly basis). If our non-GAAP gross margin is at or below the quarterly target, the bonus is not funded;
•The resulting pool is allocated to participants, pro-rata, based on base salary; and
•Each participant's allocation is capped at two (2) times their annual target bonus amount.

(1)Non-GAAP operating income for the purposes of the executive cash incentive plan is calculated as operating income on a GAAP basis less certain items that are not considered indicative of our performance, consisting of stock-based compensation and intangible asset amortization. Reconciliation is provided in Appendix B.
(2)Non-GAAP gross margin for the purposes of the executive cash incentive plan is calculated as gross margin on a GAAP basis less certain items that are not considered indicative of our performance, consisting of stock-based compensation and intangible asset amortization. Reconciliation is provided in Appendix B.

Total Executive Cash Incentive Plan Opportunity
The 2025 executive cash incentive plan opportunity as a percentage of base salary for the quarterly revenue and non-GAAP operating income as set by our Talent and Compensation Committee for each of our NEOs is listed in the table below. The payout for our second cash bonus component (the non-GAAP gross margin component) is allocated to participants, including our NEOs, based on a proportional amount of the funded pool once performance has been determined. Therefore, participants do not have a target opportunity similar to our other component.

	Aggregate Quarterly Target Opportunity
Named Executive Officer	Dollar Value	As a Percentage of Base Salary
Michael Weening	$840,000	150%
Cory Sindelar	$364,480	75%
John Durocher (1)	$360,709	75%
Shane Eleniak	$360,709	75%
J. Matthew Collins (2)	$360,709	75%
(1)    Mr. Durocher was appointed COO in November 2025.
(2)     Mr. Collins served as our CCOO until his passing on May 7, 2025. The compensation reported for 2025 reflects the period of his service during the fiscal year. Amounts in the “Dollar Value” column include $360,709 paid to the estate.
Once the total incentive pool for our executive cash incentive plan is funded, our Talent and Compensation Committee retains discretion to adjust cash incentive compensation paid to each individual up or down, ranging from 50% to 200% of the funded amounts for each individual’s executive cash incentive plan opportunity for the year, based upon assessment of individual performance. Our CEO provides his assessment of individual NEO performance for our Talent and Compensation Committee’s determination of actual cash incentive payout of amounts funded under the plan. Our CEO’s performance is evaluated and determined solely by our Talent and Compensation Committee.
2025 Executive Cash Incentive Plan Achievement
The table below sets forth the quarterly financial targets and achievement applicable to the two separately funded cash bonus opportunities under our cash incentive plan for each fiscal quarter of 2025. As described above, there is no funding for achievement below threshold in the first bonus opportunity and no funding for achievement below target for the non-GAAP gross margin opportunity. For the first bonus opportunity, actual achievement was 110% of target in each of the first, second, and third quarters, respectively, and 101% of target in the fourth quarter. In the aggregate, this resulted in a payout of 108% of target for the first opportunity. For the second bonus opportunity, non-GAAP gross margin exceeded the target in all four quarters.

	Quarterly Revenue/Non-GAAP Operating Income							Quarterly Non-GAAP Gross Margin (1)
	Revenue (in millions)			Non-GAAP Operating Income (in millions) (1)
Fiscal Quarter	Threshold	Target	Actual	Threshold	Target	Actual	Funding	Target	Actual	Funding (in millions)
First quarter	$187.2	$208.0	$220.2	$9.0	$10.0	$14.0	110%	55.6%	56.2%	$0.333
Second quarter	$208.8	$232.0	$241.9	$22.05	$24.5	$26.2	110%	55.7%	56.8%	$0.640
Third quarter	$225.0	$250.0	$265.4	$30.6	$34.0	$38.4	110%	55.8%	57.7%	$1.258
Fourth quarter	$243.0	$270.0	$272.4	$28.17	$31.3	$31.3	101%	55.9%	58.0%	$1.444
(1)Reconciliation of these non-GAAP amounts to GAAP is provided in Appendix B.
The amount of funded cash incentive amounts paid are determined by our Talent and Compensation Committee following assessment of performance and in consultation with the chief executive officer as to each NEO other than himself. As discussed in last year's proxy, the Talent and Compensation Committee can adjust payouts up or down by 20% based on an assessment of individual performance. For 2025, each NEO was awarded 100% of his funded opportunity under the executive cash incentive plan, with no individual adjustments.

2025 Executive Cash Incentive Plan Payouts
The table below summarizes the cash incentive payout amounts awarded to each NEO under the executive cash incentive plan for 2025.

	Revenue/Non-GAAP Operating Income		Non-GAAP Gross Margin	Total Award
Named Executive Officer	Aggregate Quarterly	% of Target
Michael Weening	$905,154	107.7%	$567,157	$1,472,311
Cory Sindelar	$392,752	107.7%	$492,199	$884,951
John Durocher (1)	$388,603	107.7%	$490,083	$878,686
Shane Eleniak	$388,603	107.7%	$490,083	$878,686
J. Matthew Collins (2)	$360,709	100.0%	$—	$360,709
(1)    Mr. Durocher was appointed COO in November 2025.
(2)     Mr. Collins served as our CCOO until his passing on May 7, 2025. The compensation reported for 2025 reflects the period of his service during the fiscal year. Amounts in the “Total Award” column include $360,709 paid to the estate.
Equity-Based Incentives
Our 2019 Plan provides our key employees, including our NEOs, with stock-based incentives to align their interests with the interests of our stockholders. During 2025, we granted 50% of our equity compensation in performance-based stock options and 50% in service-based stock options. For 2025, all our stock options vest over four years.
We grant equity to our NEOs on an annual basis as determined by our Talent and Compensation Committee. Our Talent and Compensation Committee also reviews the equity plan “burn” rate and related information, including reference data for peer companies and overall industry practices annually.

Vehicle	Structure	Rationale
Performance-based stock options (“PSOs”)
•Target number of options are granted at the beginning of each year;
•Options are earned based on bookings and non-GAAP operating income goals;
•No options are earned for the performance metric if threshold level of performance is not achieved;
•Opportunity to earn above target on each performance measure although the total number of options earned is capped at target (i.e., no upside); and
• Any earned options vest 25% immediately (i.e., one year after date of grant) and the remaining vests in equal quarterly installments over the subsequent 36 months.

• Highly performance-oriented program that focuses on driving financial performance that leads to increased long-term shareholder value.
• Entire core annual long-term incentive is at risk which creates very strong alignment with stockholders.
• On the date of grant, these awards have zero intrinsic value and executives only realize value if they achieve financial goals and the stock price appreciation.

Service-based stock options	•25% on the first anniversary date and the remaining vests in equal quarterly installments over the subsequent 36 months
•Recognizing the PSOs are fully at risk, the service-based stock options were intended to provide alignment with stockholders at time of grant as these awards have zero intrinsic value and executives only realize value if the stock price appreciates.
•This type of award was critical in helping to retain top talent as we are often competing with companies that are delivering long-term incentives with less risk (e.g., service-based RSUs, which we did not provide in 2025).

We provide grants of stock options to our NEOs under our 2019 Plan on an annual basis as determined by our Talent and Compensation Committee. Our stock option grants have either performance-based and/or service-based vesting as described above, with all awards having a four-year vesting schedule. Our Talent and Compensation Committee also reviews our annual equity usage and related information, including reference data for peer companies and overall industry practices annually.
Our Talent and Compensation Committee approves equity grants at regularly scheduled Committee meetings. Our annual equity grant is generally made in February.
Initial awards at the time of hire or promotion and retention awards generally vest solely based on the continued service of the NEO. The size and terms of the initial equity grant made to each new NEO is primarily based on competitive conditions applicable to the NEO’s specific position and, in the case of a new hire executive leaving his or her prior company, the value of unvested equity. In addition, we consider the size of equity awards granted to other executives in comparable positions within the Company.
2025 Stock Option Awards
On January 31, 2025, the Talent and Compensation Committee approved an annual grant consisting of 50% service-based stock options and 50% PSOs for our NEOs. The actual number of PSOs earned was contingent upon achievement of annual corporate financial targets for bookings and non-GAAP operating income for 2025, each weighted 50%.
For the PSOs, if bookings and non-GAAP operating income were at or below 50% of target, no options would have been earned, and the PSOs would have been forfeited in full. For each metric, above 50% up to and including 100% achievement results in 2% payout for each additional percentage point of achievement interpolated linearly. The total number of PSOs earned was capped at 100% of target (i.e., no upside). The threshold and target performance level goals for non-GAAP operating income were $20.0 million and $40.0 million, respectively. We do not disclose our bookings goal as it constitutes confidential information, the disclosure of which we believe would result in competitive harm to us. The bookings goal was set in a manner that our Talent and Compensation Committee determined would require significant effort to achieve and would only be achieved if our executives executed on the strategic goals we set for 2025. The table below outlines the performance achievement opportunity for the 2025 PSOs.
2025 Performance-Based Stock Options Performance Schedule

	Non-GAAP Operating Income		Bookings		Total PSOs Earned
Performance Level	Achievement %	Earned %	Achievement %	Earned %
Target/Maximum	≥100%	100%	≥100%	100%	100%
Threshold	50.1%	0.2%	50.1%	0.2%	0.2%
Below Threshold	≤50%	0%	≤50%	0%	0%

In February 2026, the Committee certified the achievement of the 2025 Performance Metrics for bookings and non-GAAP operating income, which were both above the respective targets. Based on these results, executives earned 100% of target PSOs.
The Committee approved the following 2025 Service-Based and Performance-Based Stock Options for the NEOs as shown in the table below.

Named Executive Officer	2025 Service-Based Stock Options (# Shares Underlying of Options)	2025 PSOs Earned (# Shares Underlying of Options)	2025 Combined Equity Earned (# Shares Underlying of Options)
Michael Weening	217,500	217,500	435,000
Cory Sindelar	170,000	170,000	340,000
John Durocher (1)	195,000	195,000	390,000
Shane Eleniak	195,000	195,000	390,000
J. Matthew Collins (2)	195,000	195,000	390,000
(1)    Mr. Durocher was appointed COO in November 2025.
(2)     Mr. Collins served as our CCOO until his passing on May 7, 2025. The compensation reported for 2025 reflects the period of his service during the fiscal year.
For more information on all outstanding equity awards held by our NEOs as of December 31, 2025, see below table under “Outstanding Equity Awards at December 31, 2025.”
Role of Our Talent and Compensation Committee
Our Talent and Compensation Committee approves our executive compensation and all executive benefit plans and policies. The Talent and Compensation Committee is appointed by the Board and consists entirely of directors who are non-employee directors and independent for purposes of Rule 16b-3 of the Exchange Act. In 2025, our Talent and Compensation Committee approved the compensation for all of our NEOs. Our CEO assesses NEO individual performance and compensation, excluding his own performance and compensation, each year and makes recommendations regarding each element of NEO compensation to the Talent and Compensation Committee. The Talent and Compensation Committee evaluates the performance of the CEO and determines and approves his compensation based on this evaluation. The Talent and Compensation Committee also has oversight of senior management pay and the effectiveness of our executive compensation and benefits programs.
In January 2025, our Talent and Compensation Committee retained the services of Compensia to serve as its independent compensation consultant. Our Talent and Compensation Committee annually assesses the independence of its executive compensation advisor. The Talent and Compensation Committee determined that Compensia was independent and that there were no conflicts of interest in retaining their services.

How we set executive compensation for our NEOs
Competitive Market Review
Our Talent and Compensation Committee determines pay for our NEOs in large part based upon its assessment of competitive market data and individual executive roles and responsibilities to pursue our short- and long-term strategy. In setting executive pay for 2025, our Talent and Compensation Committee reviewed our NEOs’ compensation as well as the mix of elements used and reviewed that information with reference to data provided by Compensia. Based on its review, the Talent and Compensation Committee concluded that our programs support our objectives while considering market practice.
Peer Group
We operate in a highly competitive market for talent. We strive to attract and retain highly qualified executives to effectively lead each of our business functions to achieve our business strategy. In doing so, we draw upon a pool of talent that is highly sought after by large and established technology and telecommunications companies and by other competitive companies in development or growth phases. We also compete for key talent on the basis of our vision of future success, our culture and values, the cohesiveness and productivity of our teams and the excellence of our technical and leadership teams.
To gain perspective on market practices as well as competitive pay levels, the Committee utilizes compensation data from a peer group. Our peer group criteria consisted of companies within the technology industry, with a balance between hardware, software, and appliance (hybrid of hardware and software) companies, and reflective of our size.
Each year, we review our peer group to ensure that the companies continue to be relevant from an industry and size perspective. During the third quarter of 2024, we made changes to our peer group to reflect our continued transition to a platform and managed services company as well as our revenue growth in the past three years. Below is the peer group approved by our Talent and Compensation Committee in 2024 that was used to establish and evaluate the 2025 compensation program for our NEOs.

8x8	Harmonic
ADTRAN Holdings	Infinera
Arista Networks	InterDigital
Blackbaud	LiveRamp Holdings
Box	NetScout Systems
Commvault Systems	Nutanix
Extreme Networks	Rapid7
F5	Ribbon Communications
Five9	SolarWinds*
Fortinet	Viavi Solutions
* Reflects addition to our peer group for determining 2025 compensation.
At the time, our peer group companies for 2025 compensation were determined, revenue for the peer companies ranged from $572 million to $6.1 billion and market capitalization ranged from approximately $278 million to $109.8 billion; our annual revenue and market capitalization were positioned at the 45th and 50th percentiles, respectively. The Talent and Compensation Committee reviews peer group information when making its compensation decisions, including target annual cash compensation, which includes base salary and target annual incentive opportunity; and total direct compensation, which includes target annual cash compensation and equity compensation. Our Talent and Compensation Committee does not target a specific percentile for pay; however, the Talent and Compensation Committee uses the median of the peer group as a key reference point for target annual cash compensation, while considering a wider range for long-term incentives recognizing our core long-term incentive is comprised entirely of performance-based stock options which are completely at risk.

2025 Peer Group Changes
During the third quarter of 2025, the Talent and Compensation Committee updated the peer group that will be used for 2026 compensation purposes to ensure that most peers meet the following criteria:
•Balance between hardware, software and appliance (hybrid of hardware and software) companies;
•Within a range of 0.5x to 2.0x Calix’s revenue for the last four fiscal quarters (as of July 2025); and
•Within a range of 0.25x to 4.0x Calix’s then-trailing 30-day average market capitalization
The updates included removing 8x8, Arista Networks, F5, Fortinet, Infinera, Nutanix and SolarWinds, and adding AppFolio, BlackLine, Ciena, Digi International, Qualys, SentinelOne and ServiceTitan.
Change in Control and Severance Benefits
We provide our NEOs with certain change in control and severance benefits under our Amended and Restated Executive Change in Control and Severance Plan (“CICSP”). Our Talent and Compensation Committee provides change in control and severance benefits to our NEOs to, among other things, provide security to our NEOs including in the event of a change in control of the Company.
Benefits
Our NEOs receive health and welfare benefits under the same programs and subject to the same eligibility requirements that apply to our employees generally. Our NEOs are also eligible to participate in our Amended and Restated Employee Stock Purchase Plan but are not eligible to participate in our Stock Purchase and Matching Share Plan.
Perquisites
We offer our employees, including our NEOs, reimbursement under our Lifestyle Reimbursement Program for eligible costs incurred in pursuing their personal wellness goals and in support of a healthy lifestyle. For 2025, participating employees, including our NEOs, were entitled to be reimbursed for eligible costs up to an annual limit set by where they were based; the annual limit for employees in the U.S. was $1,200 in 2025.
We offer our people leaders, including our NEOs, an annual budget under our Calix Leadership Cares Program to purchase eligible gifts for their direct reports up to an annual per employee limit in order to recognize and show appreciation for the people they lead. For 2025, the annual per employee limit in the U.S. was $500.
We offer our executives, including our NEOs, access to executive physicals available through an optional membership program. Mr. Weening is eligible to be reimbursed for up to $8,000 in costs associated with these physicals for himself and his spouse. Our executives, including our remaining NEOs, are eligible for up to $7,000 in costs associated with these physicals.
All other benefit programs our NEOs participate in are available to all other employees.
Clawback Policies
In May 2019, we adopted a clawback policy that applies to our executive officers and covers all compensation under our cash incentive programs as well as all equity awards granted or awarded after the date the policy was adopted. The policy applies in the event our financial statements are restated as a result of material non-compliance with financial reporting rules as defined in the policy and provides our Board with broad discretion as to the actions that may be taken based on circumstances leading to the restatement, including recovery of incentive-based compensation received by an executive officer in excess of what the executive officer would have been paid under the restatement.
In November 2023, we adopted a second clawback policy that applies to our executive officers and covers all compensation under our cash incentive programs as well as all equity awards granted or awarded after the date the policy was adopted, in compliance with the SEC’s adoption of new rules to implement Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as implemented by NYSE. The policy applies in the event our financial statements are restated as a result of material non-compliance with financial reporting rules as defined in the policy and provides our Board with broad discretion as to the actions that may be taken based on circumstances leading to the restatement, including recovery of incentive-based compensation received by an executive officer in excess of what the executive officer would have been paid under the restatement.
Policy Prohibiting Speculative Transactions and Hedging
In accordance with our insider trading policy, which is annually reviewed by our Nominating and Corporate Governance Committee, we do not permit any officer, director or employee, and their respective family members, to directly or indirectly participate in certain trading activities related to our common stock that are considered aggressive or speculative in nature, including short sales, publicly-traded options, hedging transactions and margin purchases. Employees, including our NEOs, are prohibited from pledging shares.
Equity Grant Practices
We do not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, we did not grant stock options, stock appreciation rights or similar option-like instruments to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.
Tax and Accounting Considerations
Section 280G of the Internal Revenue Code
Section 280G of the Internal Revenue Code disallows a tax deduction for “excess parachute payments” and Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments. Our executives, including our NEOs, are not eligible to receive any tax gross-up payments in the event any payments made or that may be made to them become subject to this excise tax. The Talent and Compensation Committee may take into account the implications of Section 280G in determining potential payments to be made to our executives in connection with a change in control. Nevertheless, to the extent that certain payments upon a change in control are classified as excess parachute payments, such payments may not be deductible following a change in control under Section 280G.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code, which governs the form and timing of payment of deferred compensation, imposes a 20% tax and an interest penalty on the recipient of deferred compensation that is subject to but does not comply with Section 409A. As a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code. The Talent and Compensation Committee will consider the implications of Section 409A in determining the form and timing of compensation awarded to our executives and will strive to structure any nonqualified deferred compensation plans or arrangements to be exempt from or to comply with the requirements of Section 409A.
Section 162(m) of the Internal Revenue Code
Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for our CEO, our CFO, any employee who is one of the top three highest compensated executive officers for the tax year; or for any employee who was an NEO for any preceding taxable year beginning after December 31, 2016 referred to as “covered employees.” The Talent and Compensation Committee does not take the deductibility limit imposed by Section 162(m) into consideration in setting compensation.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options and other stock-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. Our Talent and Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Summary Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
Michael Weening	2025	560,000	—	9,227,829	1,023,349	8,902	10,820,080
President and Chief Executive Officer	2024	560,000	—	6,408,535	1,287,780	9,344	8,265,659
	2023	560,000	—	5,299,670	1,288,525	7,600	7,155,795

Cory Sindelar	2025	485,975	—	7,212,556	504,721	12,416	8,215,668
Chief Financial Officer	2024	485,700	—	5,493,030	604,766	11,132	6,594,628
	2023	478,112	—	4,893,830	613,440	9,900	5,995,283

John Durocher (3)	2025	481,217	100,000	8,273,226	473,051	10,996	9,338,490
Chief Operating Officer

Shane Eleniak	2025	481,217	—	8,273,226	473,051	10,791	9,238,285
Chief Product Officer	2024	428,600	—	5,493,030	531,084	10,486	6,463,200
	2023	420,025	—	5,729,260	536,085	9,900	6,695,270
J. Matthew Collins (4)	2025	84,317	—	8,273,226	200,102	969,394	9,527,039
Chief Commercial Operations Officer	2024	428,600	—	5,493,030	531,084	12,046	6,464,760
	2023	420,025	—	5,729,260	536,085	9,900	6,695,270
(1)Amounts reported in 2025 include the grant date fair value of the 2025 performance-based and service-based stock option grants to each of Messrs. Weening, Sindelar, Collins, Durocher and Eleniak, calculated assuming maximum achievement of performance goals. The amounts as reported were calculated in accordance with ASC Topic 718, excludes the impact of estimated forfeitures related to service-based vesting conditions, and are not adjusted for subsequent changes in our stock performance or the level of ultimate vesting. For a further discussion of the 2025 stock option grants, see above under “2025 Stock Option Awards.” For a discussion of the assumptions used in the valuations of the stock options, see Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(2)Amounts reported for 2025 represent (i) employer matching contributions of $36,143 we made for Messrs. Sindelar, Collins, Durocher and Eleniak combined pursuant to our U.S. 401(k) Plan, (ii) reimbursements we made pursuant to our Lifestyle Reimbursement Program in the amounts of $1,145 for Mr. Weening, $1,200 for Mr. Sindelar, and $711 for Mr. Durocher, (iii) payments we made pursuant to our Leadership Cares program, along with a tax gross-up, in the amounts of $513 with a tax gross-up of $203 to Mr. Sindelar, $238 with a tax gross-up of $136 to Mr. Collins, $502 with a tax gross-up of $263 to Mr. Durocher and $449 with a tax gross-up of $237 to Mr. Eleniak, and (iv) employer matching contributions of $7,756 we made for Mr. Weening to the Canadian Registered Retirement Savings Plan (“RRSP”), a tax-deferred capital accumulation plan in which our Canadian employees can participate. Payments under the RRSP are set in Canadian dollars and were converted to U.S. dollars using an average exchange rate of CAD1.00 to US$0.71576.
(3)Mr. Durocher was appointed COO in November 2025.
(4)Mr. Collins served as our CCOO until his passing on May 7, 2025. The compensation reported for 2025 reflects the period of his service during the fiscal year. Amounts in the “2025” row include $963,001 for death benefits approved by the Committee and paid to the estate.

Grants of Plan-Based Awards in 2025
The following table provides information regarding the grants of plan-based awards to our NEOs in 2025.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold ($) (1)	Target ($) (2)	Maximum ($) (3)	Threshold (#) (4)	Target (#) (5)	All Other Option Awards: Number of Securities Underlying Options (6)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option and Stock Awards ($) (7)
Michael Weening	Cash Incentive	84,000	840,000	924,000
	01/31/2025				108,750	217,500	217,500	39.68	9,227,830

Cory Sindelar	Cash Incentive	36,450	364,500	400,950
	01/31/2025				85,000	170,000	170,000	39.68	7,212,556

John Durocher (8)	Cash Incentive	36,450	364,500	400,950
	01/31/2025				97,500	195,000	195,000	39.68	8,273,226

Shane Eleniak	Cash Incentive	36,450	364,500	400,950
	01/31/2025				97,500	195,000	195,000	39.68	8,273,226

J. Matthew Collins (9)	Cash Incentive	36,450	364,500	400,950
	01/31/2025				97,500	195,000	195,000	39.68	8,273,226
(1)These amounts represent the minimum annual possible payout (10%) at threshold for our executive cash incentive plan opportunity assuming achievement of a single quarterly revenue and non-GAAP operating income performance goal as threshold under the 2025 Executive Cash Incentive Plan. See discussion under “Cash Incentive Compensation.”
(2)These amounts represent estimated payout at target for our executive cash incentive plan opportunity based on achievement of quarterly revenue and non-GAAP operating income performance goals at target under the 2025 Executive Cash Incentive Plan. See discussion under “Cash Incentive Compensation.”
(3)These amounts represent the maximum possible payout under our executive cash incentive plan opportunity assuming all goals were achieved at maximum under the 2025 Executive Cash Incentive Plan. It does not include any amounts earned under the quarterly non-GAAP gross margin funding opportunity, if any. See discussion under “Cash Incentive Compensation.”
(4)These amounts represent the minimum possible number of underlying shares that would be earned at threshold (50%) performance under 2025 Performance-based Stock Options. See discussion under “2025 Stock Option Awards.”
(5)These amounts represent the number of shares of common stock underlying 2025 Performance-based Stock Options that would be earned at target performance as described in “2025 Stock Option Awards.” Shares underlying the 2025 Performance-based Stock Options cannot be earned in excess of target. Upon achievement, earned shares underlying the 2025 Performance-based Stock Options vest immediately as to 25% of the earned shares and the remaining earned shares vest in substantially equal quarterly installments over 36 months.
(6)The service-based options vest as to 25% of the shares underlying the options on the date the Talent and Compensation Committee certifies achievement for the 2025 Performance-based Stock Option and the remaining shares underlying the options vest in substantially equal quarterly installments over 36 months.
(7)Amounts reported represent the aggregate grant date fair value, calculated in accordance with ASC Topic 718, and exclude the impact of estimated forfeitures related to service-based vesting conditions.
(8)Mr. Durocher was appointed COO in November 2025.
(9)Mr. Collins served as our CCOO until his passing on May 7, 2025.

Outstanding Equity Awards as of December 31, 2025
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2025.

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Michael Weening	01/31/2025	(1)	—	435,000	39.68	01/31/2035
	02/08/2024	(2)	90,152	115,910	34.26	02/08/2034
	11/27/2023	(3)	60,000	60,000	37.80	11/27/2033
	02/09/2023	(4)	37,468	17,032	51.55	02/09/2033
	11/27/2022	(3)	90,000	30,000	68.40	11/27/2032
	10/28/2022	(4)	225,000	75,000	73.12	10/28/2032
	02/10/2022	(4)	93,750	6,250	55.96	02/10/2032
	11/27/2021		120,000	—	68.04	11/27/2031
	02/11/2021		97,100	—	36.74	02/11/2031
	11/27/2020		300,000	—	23.95	11/27/2030

Cory Sindelar	01/31/2025	(1)	—	340,000	39.68	01/31/2025
	02/08/2024	(2)	77,273	99,352	34.26	02/08/2024
	11/27/2023	(3)	50,000	50,000	37.80	11/27/2023
	02/09/2023	(4)	37,468	17,032	51.55	02/09/2023
	11/27/2022	(3)	75,000	25,000	68.40	11/27/2022
	02/10/2022	(4)	75,000	5,000	55.96	02/10/2022
	11/27/2021	(3)	100,000	—	68.04	11/27/2021
	02/11/2021	(4)	77,680	—	36.74	02/11/2021
	11/27/2020	(3)	150,000	—	23.95	11/27/2020
	11/27/2019	(3)	200,000	—	7.84	11/27/2019
	02/14/2019		72,000	—	8.03	02/14/2019
	12/29/2017		108,000	—	5.95	12/29/2017
	10/01/2017		175,000	—	5.05	10/01/2017

John Durocher (5)	01/31/2025	(1)	—	390,000	39.68	01/31/2035
	02/08/2024	(2)	64,773	99,352	34.26	02/08/2034
	03/24/2023		137,500	62,500	51.83	03/24/2033
	03/24/2023		29,256	13,299	51.83	03/24/2033

Shane Eleniak	01/31/2025	(1)	—	390,000	39.68	01/31/2035
	02/08/2024	(2)	77,273	99,352	34.26	02/08/2034
	02/09/2023	(4)	74,937	34,063	51.55	02/09/2033
	02/10/2022	(4)	178,124	11,876	55.96	02/10/2032
	02/11/2021		116,520	—	36.74	02/11/2031
	01/31/2020		250,000	—	9.16	01/31/2030
	02/14/2019		24,000	—	8.03	02/14/2029
	08/01/2017		90,000	—	6.95	08/01/2027
J. Matthew Collins (6)	01/31/2025	(1)	—	390,000	39.68	01/31/2035
	02/08/2024		176,625	—	34.26	02/08/2034
	02/09/2023		109,000	—	51.55	02/09/2033
	02/10/2022		165,000	—	55.96	02/10/2032
	02/11/2021		116,520	—	36.74	02/11/2031
	01/31/2020		165,000	—	9.16	01/31/2030
	02/14/2019		25,000	—	8.03	02/14/2029
	08/01/2017		20,171	—	6.95	08/01/2027
(1)2025 Performance-based Stock Options that were earned based on the achievement of the 2025 Performance Metrics. Each option vests and becomes exercisable as to 25% of the underlying shares on the first anniversary of the date of grant, and as to the remaining 75% of the underlying shares of common stock earned, in substantially equal quarterly installments over the subsequent 36 months.
(2)2024 Performance-based Stock Options that were earned based on the achievement of the 2024 Performance Metrics. Each option vests and becomes exercisable as to 25% of the underlying shares on the first anniversary of the date of grant, and as to the remaining 75% of the underlying shares of common stock earned, in substantially equal quarterly installments over the subsequent 36 months.
(3)Stock option vests over four years, with 25% of the common stock subject to the option vesting and becoming exercisable on the first anniversary of the grant date, and the remainder vesting and becoming exercisable quarterly thereafter in substantially equal installments over the next 36 months. No shares issued upon exercise of the grant may be transferred in any manner prior to the second anniversary of the date such shares vested.
(4)Stock option vests over four years, with 25% of the common stock subject to the option vesting and becoming exercisable on the first anniversary of the grant date, and the remainder vesting and becoming exercisable quarterly thereafter in substantially equal installments over the next 36 months.
(5)Mr. Durocher was appointed COO in November 2025.
(6)Mr. Collins served as our CCOO until his passing on May 7, 2025. The compensation reported for 2025 reflects the period of his service during the fiscal year.
Option Exercises and Stock Vested During 2025
The following table provides information on options exercised during 2025. There are no stock awards outstanding. Consequently, no stock awards vested during 2025.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael Weening	974,000	50,848,397	—	—
Cory Sindelar	100,000	5,789,933	—	—
John Durocher (2)	12,500	411,983	—	—
Shane Eleniak	74,000	4,263,373	—	—
J. Matthew Collins (3)	25,000	117,407	—	—
(1)     Value calculated by multiplying the closing trading price of our common stock on the date of exercise by the number of shares exercised.
(2)    Mr. Durocher was appointed COO in November 2025.
(3)    Mr. Collins served as our CCOO until his passing on May 7, 2025. The values reported for 2025 reflects the exercises undertaken by Mr. Collins or his estate during 2025.
Potential Payments Upon Termination or Change of Control
Under the CICSP, in the event an eligible NEO’s employment with us is involuntarily terminated by us other than for Cause (as defined in the CICSP), death or disability and such involuntary termination not during a Change in Control Period (as defined below), the NEO is eligible to receive (i) a cash severance payment in an amount equal to 12 months of base salary and pro-rated target bonus (ii) accelerated vesting of equity awards for the 12 month severance period, and (iii) health insurance benefit continuation for the 12 month severance period.
In the event an eligible NEO’s employment with us is involuntarily terminated by us other than for Cause, death or disability, or the eligible NEO voluntarily terminates the NEO's employment for Good Reason (as defined in the CICSP), during a period of time commencing 60 days prior to a change in control and ending 12 months following the change in control (the “Change in Control Period”), the NEO is eligible to receive (i) a cash severance payment in an amount equal to: 24 months of base salary (in the case of Mr. Weening) and 12 months of base salary (in the case of Messrs. Sindelar, Collins, Durocher and Eleniak); 200% of the annual bonus opportunity at target (in the case of Mr. Weening) and 100% of the annual bonus opportunity at target (in the case of Messrs. Sindelar, Collins, Durocher and Eleniak); and a pro-rata portion the eligible NEO’s annual bonus opportunity at target, (ii) 100% accelerated vesting of all equity awards and (iii)

24 months of health insurance benefit continuation (in the case of Mr. Weening) and 12 months of health insurance benefit continuation (in the case of Messrs. Sindelar, Collins, Durocher and Eleniak), in each case subject to certain exceptions. The post-termination exercise period for vested options is 12 months in the event of a qualifying termination during a Change in Control Period.
Under the CICSP, an executive must execute, and not revoke during any applicable revocation period, a general release of claims against us in order to be eligible for any severance benefits. We do not provide for any tax gross-up payments under our CICSP or otherwise in connection with executive severance benefits.
The table below sets forth the estimated payments and benefits that would be provided to each of our NEOs under our CICSP in the event of a Covered Termination if our NEO’s employment had terminated on December 31, 2025, with and without a change in control, taking into account the NEO’s compensation as of that date.

Executive Benefits and Payments Upon Termination	Not in Connection with a Change in Control ($) (1)	60 Days Prior to or 12 Months Following a Change in Control ($) (2)
Michael Weening
Cash severance	$1,400,000	$3,640,000
Value of accelerated vesting of equity awards	3,956,122	8,859,094
Health insurance benefit continuation (3)	6,233	12,466
Total	$5,362,355	$12,511,560
Cory Sindelar
Cash severance	$850,500	$1,215,000
Value of accelerated vesting of equity awards	3,192,383	7,139,906
Health insurance benefit continuation	28,882	28,882
Total	$4,071,765	$8,383,788
John Durocher
Cash Severance	$850,500	$1,215,000
Value of accelerated vesting of equity awards	3,151,863	7,105,781
Health insurance benefit continuation	43,996	43,996
Total	$4,046,359	$8,364,777
Shane Eleniak
Cash severance	$850,500	$1,215,000
Value of accelerated vesting of equity awards	3,122,766	7,069,409
Health insurance benefit continuation	25,094	25,094
Total	$3,998,360	$8,309,503
(1)In the event of a Covered Termination not in connection with a change in control, each NEO is eligible to receive: (i) a cash severance payment in an amount equal to 12 months of base salary and pro-rated target bonus, (ii) 12 months accelerated vesting of equity awards, and (iii) 12 months health insurance benefit continuation.
(2)In the event of a Covered Termination in connection with a change in control, the NEO is eligible to receive: (i) a cash severance payment in an amount equal to: 24 months of base salary in the case of Mr. Weening and 12 months of base salary in the case of Messrs. Sindelar, Durocher and Eleniak; 200% of the annual bonus opportunity at target in the case of Mr. Weening and 100% of the annual bonus opportunity at target in the case of Messrs. Sindelar, Durocher and Eleniak; and a pro-rata portion the eligible NEO’s annual bonus opportunity at target, subject to attainment of the performance criteria with respect to the eligible NEO’s bonus opportunity; (ii) 100% acceleration of all equity awards, with the value of such accelerated vesting of equity awards calculated based on a closing trading price of $52.93 per share at December 31, 2025; and (iii) 24 months of health insurance benefit continuation in the case of Mr. Weening and 12 months of health insurance benefit continuation in the case of Messrs. Sindelar, Durocher and Eleniak, in each case subject to certain exceptions.

(3)Michael Weening was not eligible for COBRA in 2025 (U.S. only), therefore, the Health insurance benefit continuation reflects the full Canada Life health insurance premium paid in CAD and converted to USD using the exchange rate of CAD1.00 to USD $.71576.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our principal executive officer’s (“PEO’s”) annual total compensation to the annual total compensation of our median employee.
On December 31, 2025, when we determined the median employee, Mr. Weening was the principal executive officer of Calix. For 2025, the annual total compensation for Mr. Weening was $10,820,080, as disclosed under the Summary Compensation Table above, and the annual total compensation for our median employee was $147,197, calculated using the same methodology as applied for Mr. Weening in the Summary Compensation Table above, resulting in a pay ratio of approximately 73.5:1. Annual total compensation included compensation awarded, earned or paid during 2025.
In accordance with Item 402(u) of Regulation S-K, we identified the employee with compensation at the median of the annual total compensation of all of our employees by examining the calendar year total cash compensation between January 1, 2025 and December 31, 2025 (using December 31, 2025 as the “median employee determination date”), including salary or wages plus overtime paid, and any earned cash incentive compensation for 2025, for all individuals, excluding Mr. Weening, who were employed by us on the median employee determination date, whether employed on a full-time, part-time, seasonal or temporary basis, subject to the application of the “de minimis” exemption as described below. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using FX rates in effect on the median employee determination date. For employees on a leave of absence, we calculated compensation on an annualized basis. However, we did not include employees absent on an unpaid leave of absence for the entire measurement period (i.e., all of 2025). For employees hired between January 2, 2025 and the median employee determination date, we calculated their salary or wages as if they had been employed for the entire measurement period.
The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees. Our total number of employees, including U.S. and non-U.S. employees, as of the median employee determination date was 1,921 and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. Accordingly, in identifying the median employee, we used the de minimis exemption to exclude approximately 28 employees (1.5% of our total employees) who were employed in countries outside of the United States, Canada, China and India.
We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules. Because the SEC rules allow companies to utilize different methodologies and companies have different employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
Pay for Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure is provided about the relationship between executive compensation and the Company’s performance on select financial metrics. The “Compensation Actually Paid” and other compensation figures shown here are calculated in accordance with applicable regulatory guidance. More information on our compensation program and decisions for the 2025 performance year can be found in the Compensation Discussion and Analysis section.

	PEO-Michael Weening (President & CEO)		PEO-Carl Russo (Former CEO)				Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (1) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (2) (3)	Total Shareholder Return ($) (4)	Peer Group Total Shareholder Return ($) (5)	Net Income (in millions) ($) (6)	Non-GAAP Operating Income (in millions) ($) (7)
2025	10,820,080	16,180,108	n/a	n/a	9,079,871	9,653,386	178	217	18	110
2024	8,265,659	2,278,161	n/a	n/a	6,507,529	2,816,175	117	184	(30)	31
2023	7,155,795	(13,126,694)	n/a	n/a	6,461,941	(2,804,301)	147	136	29	94
2022	22,278,030	17,458,995	3,866,660	(1,092,938)	6,724,491	5,951,904	230	116	41	99
2021	n/a	n/a	7,726,910	30,362,780	4,914,250	15,939,257	269	148	238	96
(1)These amounts reflect the total compensation, as disclosed in the Summary Compensation Table, paid to our CEO (Mr. Weening in 2025, 2024, 2023 and 2022 and Mr. Russo in 2022 and 2021) and the average total compensation for our non-PEO NEOs in 2025, 2024, 2023, 2022 and 2021.
(2)Compensation Actually Paid represents the total compensation from the Summary Compensation Table for each of our CEOs and the average total compensation for our non-PEO NEOs as adjusted to reflect changes in the fair value of our outstanding stock option awards in accordance with Item 402(v) of Regulation S-K.
(3)The chart below outlines our non-PEO NEOs for 2025, 2024, 2023, 2022 and 2021.

2025	2024	2023	2022	2021
—	—	—	—	Michael Weening
Cory Sindelar	Cory Sindelar	Cory Sindelar	Cory Sindelar	Cory Sindelar
John Durocher (a)	-	-	-	-
Shane Eleniak	Shane Eleniak	Shane Eleniak	Shane Eleniak	Shane Eleniak
J. Matthew Collins (b)	J. Matthew Collins	J. Matthew Collins	J. Matthew Collins	J. Matthew Collins
(a)    Mr. Durocher was appointed COO in November 2025.
(b)    Mr. Collins served as our CCOO until his passing on May 7, 2025.
(4)Total Shareholder Return for each year is based on an initial fixed investment of $100 in our stock on December 31, 2020.
(5)The peer group reflects the S&P 500 Communications Equipment Index, assuming a fixed investment of $100 as of December 31, 2020.
(6)The dollar amounts reported reflect our net income as reported in our audited financial statements for each applicable year.
(7)The dollar amounts represent the most important financial performance measure not otherwise reported in the above table that is used by the Company to link actual compensation paid during the most recent year to the Company’s performance, as required pursuant to Item 402(v) of Regulation S-K. Non-GAAP Operating Income is defined as operating income on a GAAP basis less certain items that are not considered indicative of our performance, consisting of: stock-based compensation, intangible asset amortization and other charges. Reconciliation of these non-GAAP amounts to GAAP is provided in Appendix B.
Relationship between Compensation and Financial Performance
The table below shows the relationship between the compensation actually paid to the PEOs and Average non-PEO NEOs relative to Total Shareholder Return (“TSR”) for Calix and the peer group for 2025, 2024, 2023, 2022 and 2021.

Compensation Actually Paid vs. TSR
2021
2022
2023
2024
2025
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
-$15,000
-$20,000
Compensation Actually Paid ($000)
$300
$250
$200
$150
$100
$50
$0
Value of Initial $100 Investment (TSR)
$30,363
$15,939
$17,459
-$1,093
$5,952
-$13,127
-$2,804
$2,278
$2,816
$16,180
$9,653
Compensation Actually Paid to PEO (Weening)
Compensation Actually Paid to PEO (Russo)
Average Compensation Actually Paid to Non-PEO NEOs
Calix Total Shareholder Return
Peer Group Total Shareholder Return

The table below shows the relationship between the compensation actually paid to the PEOs and Average non-PEO NEOs relative to net income and non-GAAP operating income for 2025, 2024, 2023, 2022 and 2021.
(1)Non-GAAP Operating Income is defined as operating income on a GAAP basis less certain items that are not considered indicative of our performance, consisting of: stock-based compensation, intangible asset amortization and other charges. Reconciliation of these non-GAAP amounts to GAAP is provided in Appendix B.
The Company and the Talent and Compensation Committee consider the following metrics to have the greatest influence on executive pay for our PEO and other NEOs: Bookings, Revenue, Non-GAAP Gross Margin and Non-GAAP Operating Income.

DIRECTOR COMPENSATION
Our Talent and Compensation Committee reviews compensation for our non-employee directors on an annual basis, taking into consideration market data for our peer group, recommendations from its compensation advisor based on market data analysis and governance considerations issued by proxy advisory firms. Compensation for our non-employee directors consists of cash retainers for service on the Board and Board committees, with an initial equity award granted upon joining the Board and an annual equity award granted on the date of each annual meeting of stockholders. Director compensation has generally been assessed with reference to compensation and practices at peer companies. We do not provide for any per meeting fees for attendance at meetings. Members of the Board who are employees of Calix do not receive any compensation for their service as directors.
Non-Employee Director Cash Compensation
Under our Non-Employee Director Cash Compensation Policy for 2025, directors who are not employed by Calix or one of our affiliates receive cash retainers for their service on the Board and committees of the Board. The table below shows the annual cash compensation provided to our non-employee directors under our Non-Employee Director Cash Compensation Policy in 2025. Annual retainers are additive and paid quarterly in arrears.

Non-Employee Director Cash Compensation	Original Amount ($)
Base Board Retainer	$60,000
Board and Committee Chair Service (in addition to Base Retainer)
Board Chair	75,000
Lead Director	35,000
Audit Committee Chair	35,000
Talent and Compensation Committee Chair	20,000
Nominating and Corporate Governance Committee Chair	12,000
AI and Cybersecurity Committee Chair	10,000
Strategic Committee Chair	10,000
Non-Chair Committee Service (in addition to Base Retainer)
Audit Committee	12,500
Talent and Compensation Committee	10,000
Nominating and Corporate Governance Committee	5,500
AI and Cybersecurity Committee	5,000
Strategic Committee	5,000
Non-Employee Director Equity Compensation
Under our Non-Employee Director Equity Compensation Policy for 2025, equity compensation for non-employee director service is granted in the form of restricted stock awards (RSAs). The value of the initial equity grant to newly elected or appointed Board members and the value of annual equity grants to existing Board members is $200,000. Under the Non-Employee Director Equity Compensation Policy, each non-employee director newly elected or appointed to the Board will automatically be granted an RSA for a number of shares of common stock of the Company equal to the product obtained by multiplying (a) the result of dividing (i) $200,000 by (ii) the per share closing price of our common stock on the date such director commences service, by (b) a fraction, the numerator of which is the number of whole days that will have passed from the date of election through the scheduled date of the Company’s next annual stockholder meeting and the denominator of which is 365, rounded down to the nearest whole share.
Both the initial RSA grants and the annual RSA grants shall vest with respect to 100% of the shares of common stock underlying the RSA on the earlier of (i) the one-year anniversary of the date of grant or (ii) the day immediately preceding the date of the annual meeting of stockholders that occurs in the year following the year of grant.

Members of the Board who are Calix employees and who subsequently terminate employment with Calix and remain on the Board are not eligible for initial grants of equity but are eligible, after termination of employment with Calix, for annual grants.
All equity awards held by a non-employee director, regardless of when granted, automatically accelerate in the event of a change in control of Calix.
Additional Equity Award for Board Chair Carl Russo
During 2025, the Board of Directors approved an additional quarterly grant of stock options valued at $1.3M (annualized) for Board Chair Carl Russo. The equity award is intended to recognize Mr. Russo’s enhanced time commitment and unique role in providing strategic guidance to management and board leadership during a critical period for the Company.
March 2026 Amendment to Non-Employee Director Compensation
In March 2026, upon the recommendation of the Talent and Compensation Committee after its review of market data and the analysis and recommendation of its compensation advisor, the Board amended our Non-Employee Director Equity Compensation Policy to provide for equity compensation in the form of RSUs rather than RSAs, effective April 1, 2026.
Under the amended Non-Employee Director Equity Compensation Policy, each non-employee director newly elected or appointed to the Board will automatically be granted an RSU valued at $200,000 (based on the per share closing price of our common stock on the date such director commences service) upon their election or appointment to the Board. The initial grant is prorated based on the non-employee director's start date through the applicable vesting date and will vest with respect to 100% of the RSUs on the earlier of the one-year anniversary of the date of grant or the day immediately preceding the date of the next annual meeting of stockholders following the year of grant.
Each director who is a non-employee director immediately following each annual meeting of stockholders, provided such director has served as a director for at least six months prior to such date, will also automatically be granted RSUs valued at $200,000 (based on the per share closing price of our common stock on the date such annual meeting of stockholders). The annual grant vests as to 100% of the RSUs on the day immediately prior to the date of the next annual meeting of stockholders following the date of grant, subject to continued Board service to Calix through the applicable vesting date.
No other changes to the non-employee director compensation program were made for 2026.
Limits on Non-Employee Director Equity Awards
Under our 2019 Plan, the grant date fair value of equity-based awards granted to a non-employee director during any calendar year shall not exceed $1,500,000.
Director Pledging Policy
In certain circumstances and in accordance with pre-approved guidelines, members of the Board may pledge their Calix stock holdings (exclusive of options, restricted stock awards or units, warrants or other rights to purchase Calix stock) as collateral for a loan, including margin loans, only if approved in advance by the Company’s General Counsel.
Director Stock Ownership Guidelines
Under our director stock ownership guidelines, each director is expected to acquire and maintain ownership of Calix common stock having a value of no less than four (4) times the annual Board cash retainer, which achievement of the requisite stock ownership expected on or before the date five years after the initial appointment date of such director. For the purposes of the stock ownership guidelines, only shares of our common stock beneficially held by a director and vested restricted stock units held by the director are counted as shares. If a director fails to meet these guidelines, shares from such director’s annual equity grants, after satisfaction of taxes, will be held until the guidelines are met. Each of our directors is currently in compliance with and have shareholding in excess of our director stock ownership guidelines.

Other Arrangements
We reimburse non-employee directors for travel, lodging and other expenses incurred in connection with their Board service and attendance at Board and committee meetings.
Director Compensation Table
The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total ($)
Carl Russo	130,000	199,986	1,296,628	1,626,614
Kevin Peters	115,500	199,986	—	315,486
Michael Berry	30,234	199,986	—	230,220
Christopher J. Bowick	80,125	199,986	—	280,111
Kathleen Crusco	95,000	199,986	—	294,986
Eleanor Fields (2)	42,266	—	—	42,266
Kira Makagon	70,000	199,986	—	269,986
Rajatish Mukherjee	70,000	199,986	—	269,986
Wade Oosterman	70,125	199,986	—	270,111
(1)Amounts reflect the grant date fair value of restricted stock awards and stock options granted in 2025 and were calculated in accordance with ASC Topic 718 and are not adjusted for subsequent changes in our stock performance or the level of ultimate vesting. For a discussion of the assumptions used in the valuations of restricted stock awards and stock options, see Note 7 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. As of December 31, 2025 our non-employee directors held the following restricted stock awards and stock options:

Name	Shares of Restricted Stock (#)	Shares Underlying Stock Options (#)
Carl Russo (i)	4,689	1,050,941
Kevin Peters	4,689	39,478
Michael Berry	4,689	—
Christopher J. Bowick	4,689	39,478
Kathleen Crusco	4,689	39,478
Eleanor Fields (2)	—	10,768
Kira Makagon	4,689	39,478
Rajatish Mukherjee	4,689	25,201
Wade Oosterman	4,689	7,317
(i)    Includes automatic quarterly stock options granted to Mr. Russo which vest and become exercisable with respect to 25% of the shares of common stock underlying the option on each anniversary of the date of grant.
(2)    Ms. Fields' service on the Board ended on May 8, 2025.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2025, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted- Average Exercise Price of Outstanding Options (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders (1)	13,035,312	$39.99		10,717,725	(4)
Equity Compensation Plans Not Approved by Stockholders (2)	175,000	$5.05		—
Total	13,210,312	$38.87	(3)	10,717,725
(1)Includes our 2010 Plan, 2019 Plan, ESPP and Stock Purchase and Matching Plan.
(2)Consists of a Nonstatutory Inducement Stock Option Grant, which constitutes an employment inducement award for Mr. Sindelar under NYSE Listed Company Manual Rule 303A.08 that was approved by the Talent and Compensation Committee on September 28, 2017. The NYSE approved the Supplemental Listing Application for the Inducement Award on October 30, 2017. The Nonstatutory Inducement Stock Option Grant was awarded on October 1, 2017 and provides Mr. Sindelar the right to purchase up to 300,000 shares of our common stock for an exercise price of $5.05 per share. The Nonstatutory Inducement Stock Option Grant has a term of 10 years and has vested. In the event of a termination of Mr. Sindelar’s employment, Mr. Sindelar would have three months, or 12 months in the case of death or disability, to exercise the option.
(3)The weighted-average remaining term for outstanding options is 7 years.
(4)Includes 1,459,108 shares that were available for future issuance under the Amended and Restated Employee Stock Purchase Plan (which has since been suspended indefinitely effective as of February 14, 2025), 3,684,847 shares available for future issuance under the Stock Purchase and Matching Plan and 5,573,770 shares available for future issuance under the 2019 Plan.

COMPENSATION COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Calix specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
The Talent and Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Talent and Compensation Committee of the Board recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Talent and Compensation Committee

Christopher J. Bowick (Chairman) Kira Makagon Rajatish Mukherjee

AUDIT COMMITTEE REPORT
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Calix specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.
The Audit Committee has reviewed and discussed with Calix management and KPMG LLP the audited consolidated financial statements of Calix contained in the Calix Annual Report on Form 10-K for the year ended December 31, 2025. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by AS No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received the written disclosures from KPMG LLP required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Calix’s Annual Report on Form 10-K for its year ended December 31, 2025 for filing with the Securities and Exchange Commission.

Audit Committee

Kathleen Crusco, Chair Michael Berry Kevin Peters

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Calix’s Board and Audit Committee have adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions that may be deemed “related person transactions” under the rules of the SEC. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which Calix was or is to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by Calix of a related person. For purposes of the policy, a “related person” is a director, officer or greater than 5% beneficial owner of Calix’s stock and their immediate family members.
Calix recognizes that related person transactions can present potential or actual conflicts of interest or create the appearance of a conflict of interest. Management presents to the Audit Committee each proposed related person transaction, including all relevant facts and circumstances, and the Audit Committee reviews the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, takes into account the conflicts of interest and corporate opportunity provisions of Calix’s Code of Business Conduct and Ethics, and either approves or disapproves the related person transaction. Any related person transaction may be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. No director may participate in approval of a related person transaction for which he or she is a related person. As required under rules issued by the SEC, transactions that are determined to be directly or indirectly material to a related person are or will be disclosed in Calix’s proxy statements.
During 2025, Calix has not participated in any transactions, nor are there any currently proposed transactions in which Calix will participate, where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.
Indemnification of Directors and Officers
Calix’s amended and restated certificate of incorporation and amended and restated bylaws provide that Calix is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. Calix has entered into and expects to continue to enter into agreements to indemnify its directors, executive officers and other employees as determined by the Board.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials, or proxy statement and annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Calix stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or Calix that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Calix, Inc., 3155 Olsen Drive, San Jose, California 95117 or (3) contact our Investor Relations department by email at InvestorRelations@calix.com or by telephone at (408) 474-0080. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker. In addition, Calix will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment.
ANNUAL REPORTS
The 2025 Annual Report to Stockholders, including our 2025 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), will be mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our 2025 Annual Report at www.proxyvote.com.
We have filed our Annual Report on Form 10-K for the year ended December 31, 2025 with the SEC. It is available free of charge in the “SEC Filings” section of our website at investor-relations.calix.com or at the SEC’s website at www.sec.gov. Upon written request by a Calix stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, Calix, Inc., 3155 Olsen Drive, San Jose, California 95117 or InvestorRelations@calix.com.

By Order of the Board of Directors

/s/ Douglas McNitt
Douglas McNitt
Corporate Secretary
March 27, 2026

Appendix A
CALIX, INC.
FIRST AMENDED AND RESTATED STOCK PURCHASE AND MATCHING PLAN
ARTICLE I.
PURPOSE, SCOPE AND COMPONENTS OF THE PLAN
1.1.Purpose and Scope. The purpose of the Calix, Inc. Stock Purchase and Matching Plan (as amended from time to time, the “Plan”) is to assist employees of Calix, Inc., a Delaware corporation (the “Company”) and its Participating Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries. The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The Plan amends, restates and supersedes the Stock Purchase and Matching Plan approved by our stockholders in May 2025 (the “Prior Plan”) in its entirety, provided that 672,300 of the shares reserved for issuance under the Matching Component of this Plan are subject to stockholder approval of this Plan at the annual meeting of the Company’s stockholders in 2026. In the event the Company’s stockholders fail to approve the 672,300 share increase in the shares reserved for issuance under the Matching Component of the Plan at the annual meeting of the Company’s stockholders in 2026, then the shares reserved for issuance under the Matching Component of this Plan shall be reduced by 672,300.
1.2.Components. The Plan consists of two components: the Purchase Component and the Matching Component. The Purchase Component permits Eligible Employees to purchase shares of Common Stock for a purchase price equal to Fair Market Value on the date of purchase and is exempt from stockholder approval under Section 303A.08 of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”) as a plan that merely allows employees to elect to buy shares from the Company for the current Fair Market Value. The Matching Component provides for Eligible Employees to receive matching shares of Common Stock equal to purchases made under the Purchase Component. The Matching Component is subject to stockholder approval as an “equity-compensation plan” under Section 303A.08 of the NYSE Manual.
ARTICLE II.
DEFINITIONS
2.1    “Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 8.1 hereof.
2.2    “Affiliate” shall mean the Company and any Parent or Subsidiary.
2.3    “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.4    “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.5    “Committee” shall mean the Talent and Compensation Committee of the Calix Board of Directors (“Board”), or another committee or subcommittee of the Board or the Talent and Compensation Committee described in Article 8 hereof.
2.6    “Common Stock” shall mean common stock, par value $0.025, of the Company.
2.7    “Compensation” of an Employee shall mean the regular straight-time earnings, base salary, cash incentive compensation, cash bonuses (e.g., quarterly or annual bonuses or other corporate bonuses), one-time bonuses (e.g., retention, special performance or sign-on bonuses), taxable profit sharing payments, commissions, vacation pay, holiday pay, jury duty pay, funeral leave pay or military pay paid to the Employee from the Company or any Participating Subsidiary or any Affiliate on each Payday as compensation for services to the Company or any Participating Subsidiary or any Affiliate before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan of the Company, any Participating Subsidiary or any Affiliate, but excluding overtime, shift differential payments, fringe benefits (including, without limitation, employer gifts), education or tuition reimbursements, imputed income arising under any Company, Participating Subsidiary or Affiliate group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company, any Participating Subsidiary or any Affiliate for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income.
2.8    “Effective Date” shall mean the date the Plan adopted by the Board of Directors of the Company, with the Matching Component subject to approval of the Plan by the Company’s stockholders.
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2.9    “Eligible Employee” means an Employee of the Company or any Participating Subsidiary (i) who is customarily employed for at least twenty (20) hours per week and (ii) who is customarily employed for more than five (5) months per calendar year; and (iii) located in a country in which we offer the Plan; but excluding (a) the Company’s Chief Executive Officer, (b) each senior management Employee who reports directly to the Company’s Chief Executive Officer and (c) each other senior management Employee as identified in writing by the Administrator as being ineligible for the Plan.
2.10    “Employee” shall mean any person who renders services to the Company or a Participating Subsidiary in the status of a regular employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any intern, apprentice, or director of the Company or a Participating Subsidiary who does not render services to the Company or a Participating Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code.
2.11    “Enrollment Period” shall mean the period of time in which an Eligible Employee may elect to participate in the Plan.
2.12    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.13    “Exercise Date” shall mean the last trading day of each Offering Period, except as provided in Section 6.2 hereof.
2.14    “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:
(a)    If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.
(b)    If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
(c)    If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
2.15    “Matching Component” means the component of Plan under which Matching Shares are issued in accordance with Article IV of the Plan.
2.16    “New Exercise Date” shall have such meaning as set forth in Section 6.2(b) hereof.
2.17    “Offering Period” shall mean, unless otherwise determined by the Administrator, the three (3)-month periods commencing on (i) May 8 and ending on August 7; (ii) August 8 and ending on November 7; (iii) November 8 and ending on February 7; and (iv) February 8 and ending on May 7 of each year.
2.18    “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
2.19    “Participant” shall mean any Eligible Employee who elects to participate in the Plan.
2.20    “Participating Subsidiary” shall mean each Subsidiary that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan in accordance with Section 8.2 hereof, in each case, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date.
2.21    “Payday” shall mean the standard established day for payment of Compensation to an Employee of the Company or any Participating Subsidiary.
2.22    “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.
2.23    “Purchase Component” means the component of the Plan pursuant to which Shares are purchased in accordance with Article III on each Exercise Date.
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2.24    “Share” shall mean a share of Common Stock.
2.25    “Subsidiary” shall mean (a) a corporation, association or other business entity of which fifty percent (50%) or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, (b) any partnership or limited liability company of which fifty percent (50%) or more of the equity interests are owned, directly or indirectly, by the Company and/or by one or more Subsidiaries, and (c) any other entity not described in clauses (a) or (b) above of which fifty percent (50%) or more of the ownership and the power (whether voting interests or otherwise), pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company and/or by one or more Subsidiaries.
2.26    “Withdrawal Election” shall have such meaning as set forth in Section 7.1(a) hereof.
ARTICLE III.
PARTICIPATION IN PURCHASE COMPONENT
3.1    Eligibility. Any Eligible Employee who shall be employed by the Company or a Participating Subsidiary on a given Enrollment Period for an Offering Period under the Purchase Component shall be eligible to participate in the Purchase Component of the Plan during such Offering Period, subject to the requirements of Articles IV, V and VI hereof.
3.2    Election to Participate; Payroll Deductions
(a)    Except as provided in Section 3.3 hereof, an Eligible Employee may become a Participant in the Purchase Component of the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of the Enrollment Period of the applicable Offering Period may elect to participate in such Offering Period and the Purchase Component of the Plan by delivering to the Company an enrollment election during the Enrollment Period for the Plan designating payroll deduction authorization by such date specified by the Company.
(b)    Payroll deductions under the Purchase Component with respect to an Offering Period (i) shall be equal to at least one percent (1%) of the Participant’s Compensation as of each Payday during the applicable Offering Period, but not more than thirty-three percent (33%) of the Participant’s Compensation as of each Payday during the applicable Offering Period. In addition, employees may contribute up to 50% of new-hire, special performance, promotion, or retention bonuses per pay period. The employee contribution shall not exceed the employee’s total net earnings for the pay period, and (ii) may be expressed as a whole number percentage (or otherwise as determined by the Administrator). Amounts deducted from a Participant’s Compensation with respect to an Offering Period under the Purchase Component pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.
(c)    Following the commencement of the Offering Period, a Participant may (i) decrease (to as low as 1%) the amount deducted from such Participant’s Compensation, or (ii) suspend further contributions only once during an Offering Period upon ten (10) calendar days’ prior electronic notice to the Company. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.
(d)    Notwithstanding the foregoing, upon the completion of an Offering Period under the Purchase Component, each Participant in such Offering Period shall automatically participate in the Offering Period that commences immediately following the completion of such Offering Period at the same payroll deduction percentage as in effect at the completion of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.1 hereof, or unless such Participant becomes ineligible for participation in the Plan.
3.3    Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, an individual shall be treated as an Employee of the Company or Participating Subsidiary that employs such individual immediately prior to such leave.
3.4    Purchase of Shares. On the Exercise Date for each Offering Period under the Purchase Component, without any further action by any Participant, each Participant shall purchase that number of whole Shares calculated by dividing (i) such Participant’s payroll deductions accumulated on or prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (ii) the Fair Market Value of a Share on such Exercise Date (the “Purchased Shares”). The balance, if any, remaining in the Participant’s Plan Account (after exercise of such Participant’s right to purchase whole Shares) as of such Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 7.1 hereof or, pursuant to Section 7.2 hereof, such Participant has ceased to be an Eligible Employee.
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ARTICLE IV.
MATCHING SHARES UNDER THE MATCHING COMPONENT
4.1    Matching Share Grant. On each Exercise Date, each Participant who was issued Purchased Shares on such Exercise Date shall automatically acquire under the Matching Component, a number restricted stock units (“Restricted Stock Units”), each of which constitutes the right to be issued a share of Common Stock following vesting, equal to the Purchased Shares that are subject to a risk of forfeiture in the event the Participant ceases to constitute an Employee for any reason, unless otherwise determined by the Administrator, in its discretion (the “Matching Shares”).
4.2    Risk of Forfeiture. The risk of forfeiture on the Matching Shares shall automatically lapse on the first anniversary of the Exercise Date, subject to the Participant continuing to be an Employee through such date. The shares of Common Stock underlying the Restricted Stock Units will be issued (either in share certificate or book entry form) as soon as administratively practicable after the risk of forfeiture on the Matching Shares lapses, which shall in no event be later than March 15 of the year following the year during which such risk of forfeiture lapses.
ARTICLE V.
SHARE ISSUANCES, TRANSFERABILITY AND LIMITATIONS
5.1    Share Issuance. As soon as practicable following each Exercise Date (but in no event more than thirty (30) days thereafter), the Purchased Shares under the Purchase Component shall be issued (either in share certificate or book entry form) and the Restricted Stock Units constituting Matching Shares under the Matching Component shall be granted to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such Shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.
5.2    Transferability.
(a)    No rights under the Plan shall be transferable, other than by will or the applicable laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant. No interest or right under the Plan shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of such right or interest shall have no effect.
(b)    Unless otherwise determined by the Administrator, no Shares issued under either the Purchase Component or the Matching Component may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant until the first anniversary of the Exercise Date upon which such Shares were purchased or Matching Shares were issued. Unless otherwise determined by the Administrator, in the event a Participant ceases to be an Employee prior to the first anniversary of the Exercise Date upon which Shares were purchased under the Purchase Component, the Matching Shares acquired on such Exercise Date shall be forfeited for no consideration, and the transfer restrictions applicable to the Purchased Shares purchased under the Purchase Component on such Exercise Date shall immediately lapse.
5.3    Limitations on the Purchase of Shares. Notwithstanding any provision in the Plan to the contrary, no more than an aggregate of one hundred seventy-fifty thousand (175,000) Shares (the “Offering Period Share Limit”) shall be purchased under the Purchase Component by one or more Participants on any Exercise Date, and, accordingly, no more than an equal number of Matching Shares shall be issued under the Matching Component on such Exercise Date. Prior to the commencement of an Offering Period, the Administrator may provide for a limit on individual contributions, or a maximum number of Shares a Participant may acquire under the Purchase Component in such Offering Period and any such limit or maximum shall be deemed to constitute an Offering Period Share Limit hereunder. In the event the Company determines that, on a given Exercise Date, the number of Shares that are scheduled to be purchased under the Purchase Component may exceed the Offering Period Share Limit, the Administrator shall make a pro rata allocation of the Shares available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants purchasing Shares under the Purchase Component on such Exercise Date. For the avoidance of doubt, the number of Matching Shares issued under the Matching Component shall be proportionately adjusted to reflect any such pro rata allocation.
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ARTICLE VI.
PROVISIONS RELATING TO COMMON STOCK
6.1    Common Stock Reserved.
(a)    Purchase Component. Subject to adjustment as provided in Section 6.2 hereof, the maximum number of Shares that shall be made available for sale under the Purchase Component of the Plan from and after the Effective Date shall be Three Million, Five Hundred Ninety-Five Thousand, Seven Hundred (3,595,700) Shares. Shares made available for sale under the Purchase Component of the Plan may be authorized but unissued shares or reacquired shares reserved for issuance under the Plan. The Administrator may decrease or increase the number of Shares available for sale under the Purchase Component in its discretion.
(b)    Matching Component. Subject to adjustment as provided in Section 6.2 hereof, the maximum number of Shares that shall be made available for issuance under the Matching Component of the Plan from and after the Effective Date shall be Three Million, Five Hundred Ninety-Five Thousand, Seven Hundred (3,595,700) Shares. Shares made available for issuance under the Matching Component of the Plan may be authorized but unissued shares or reacquired shares reserved for issuance under the Plan. The Administrator may decrease or increase the number of Shares available for issuance under the Matching Component in its discretion, provided that any increase thereof shall be subject to stockholder approval within twelve (12) months following the Administrator’s approval of such increase.
6.2    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.
(a)    Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares which have been authorized for issuance under each of the Purchase Component and the Matching Component of the Plan but not yet purchased or issued, as well as any price per share and the number of Shares being purchased under the Purchase Component or issued under the Matching Component of the Plan which has not yet been purchased or issued shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to purchase or issuance.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress under the Purchase Component shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and such Offering Period shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the next Exercise Date for the Participant has been changed to the New Exercise Date and that the Participant shall automatically purchase Shares under the Purchase Component and be issued Matching Shares under the Matching Component on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 7.1(a) hereof or the Participant has ceased to be an Eligible Employee as provided in Section 7.2 hereof.
(c)    Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding right to purchase Shares under the Purchase Component and be issued Matching Shares under the Matching Component shall be assumed or an equivalent right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the rights are not assumed or substituted, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the next Exercise Date has been changed to the New Exercise Date and that the Participant shall automatically purchase Shares under the Purchase Component and be issued Matching Shares under the Matching Component on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 7.1(a) hereof or the Participant has ceased to be an Eligible Employee as provided in Section 7.2 hereof.
6.3    Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of Shares scheduled to be purchased under the Purchase Component or issued under the Matching Component may exceed the number of Shares remaining available for sale under the Purchase Component or issuance under the Matching Component of the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the Shares available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants purchasing and being issued Shares on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 8.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of Shares shall be paid to such Participant in one (1) lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.
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6.4    Rights as Stockholders. With respect to Shares subject to purchase under the Purchase Component or issuance under the Matching Component, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, Shares have been deposited in the designated brokerage account following purchase under the Purchase Component or issuance under the Matching Component. Notwithstanding the foregoing, in the event a dividend is paid in respect of Matching Shares, such dividend shall not be paid to the Participant holding such Matching Shares unless and until the risk of forfeiture thereon lapses.
ARTICLE VII.
TERMINATION OF PARTICIPATION
7.1    Voluntary Withdrawal.
(a)    A Participant may elect to withdraw during an Offering Period from the Purchase Component of the Plan by delivering electronic notice of such election (a “Withdrawal Election”) to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator. A Participant electing to withdraw from the Purchase Component of the Plan may withdraw all of the funds credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s right to purchase Shares under the Purchase Component for such Offering Period shall terminate. As soon as practicable following the Company’s receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and his or her right to purchase Shares under the Purchase Component and be issued shares under the Matching Component of the Plan shall terminate.
(b)    A Participant’s withdrawal from the Purchase Component of the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.
(c)    A Participant who ceases contributions to the Purchase Component of the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during such Offering Period.
7.2    Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, such Participant’s right purchase Shares under the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account balance shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto as set forth in an applicable beneficiary designation form (or, if there is no such applicable form, pursuant to applicable law), within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.
ARTICLE VIII.
GENERAL PROVISIONS
8.1    Administration.
(a)    The Plan shall be administered by the Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan), which, unless otherwise determined by the Board, shall consist solely of two or more members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, in each case, to the extent required under such provision. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.
(b)    It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To establish and terminate Offering Periods;
(ii)    To determine when and how rights under the Plan shall be granted and the provisions and terms of each Offering Period (which need not be identical);
(iii)    To determine the terms and conditions applicable to any Restricted Stock Units (including, without limitation, any provisions related to vesting, forfeiture, acceleration and/or settlement);
(iv)    To select Participating Subsidiaries in accordance with Section 8.2 hereof;and
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(v)    To construe and interpret the Plan, the terms of any Offering Period and the terms of the rights granted under the Plan and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any right under the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
(c)    The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.
(d)    The Administrator may adopt sub-plans applicable to particular Participating Subsidiaries or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.
(e)    All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. To the maximum extent permitted by applicable law, (i) no member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options and (ii) all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination or interpretation.
8.2    Designation of Participating Subsidiaries. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Participating Subsidiaries. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.
8.3    Accounts. Individual accounts shall be maintained for each Participant in the Plan.
8.4    No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
8.5    Amendment, Suspension and Termination of the Plan.
(a)    The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Matching Component of the Plan may not be amended to increase the maximum number of Shares subject to the Matching Component under the Plan or in any other manner that requires the approval of the Company’s stockholders under applicable law or applicable stock exchange rules or regulations. No rights under the Plan may be granted during any period of suspension of the Plan or after termination of the Plan. For the avoidance of doubt, without the approval of the Company’s stockholders and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee, as applicable, shall be entitled to increase the number of Shares reserved for issuance under the Purchase Component, change the terms of an Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee, as applicable, determines in its sole discretion advisable which are consistent with the Plan.
(b)    In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)    shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
(ii)    allocating Shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
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(c)    Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.
8.6    Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Shares under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.
8.7    Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary or (b) to grant or assume rights otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
8.8    Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b‑3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
8.9    Data Privacy. As a condition of participating in the Plan, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 8.9 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Participant, including but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Purchased Shares, Matching Shares and rights under the Plan, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. Through participating in the Plan, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any Matching Shares for which the risk of forfeiture has not lapsed if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
8.10    Tax Withholding. The Company or any Participating Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement withhold or have surrendered, or allow a Participant to elect to have the Company withhold or surrender, Matching Shares for which the risk of forfeiture has lapsed. Unless determined otherwise by the Administrator, the number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a Fair Market Value on the date of withholding or surrender no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall also have the authority and right to initiate, or permit a Participant to initiate, a broker-assisted sell-to-cover transaction whereby Shares are sold by such broker and the proceeds of such sale are remitted to the Company to satisfy tax withholding obligations.
8.11    Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.
8.12    Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof (including without limitation the Company’s stock plan administrator).
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8.13    Conditions to Issuance of Shares.
(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the purchase of Shares by, or issuance of Matching Shares to, a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the purchase and issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements.
(b)    All certificates for Shares delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. The Committee may place legends on any certificate or book entry evidencing Shares to reference restrictions applicable to the Shares.
(c)    The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any rights under the Plan, including a window-period limitation, as may be imposed in the sole discretion of the Committee.
(d)    Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing Shares issued in connection with any Shares purchased or issued under the Plan, record the issuance of Shares in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
8.14    Section 409A. Neither the Plan nor any rights granted hereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the Effective Date (together, “Section 409A”). Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any rights under the Plan may be or become subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom.
* * * * * *

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Appendix B
CALIX, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED)
Reconciliation of GAAP Net Operating Income (Loss) to Non-GAAP Net Operating Income (In Thousands)

	2025
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
GAAP net operating income (loss)	$(6,081)	$391	$17,405	$9,275
Adjustments to reconcile GAAP net operating income (loss) to non-GAAP net operating income:
Stock-based compensation	19,745	25,613	20,618	22,012
Intangible asset amortization	298	228	381	—
Non-GAAP operating income	$13,962	$26,232	$38,404	$31,287

	2025	2024	2023	2022	2021
GAAP operating income (loss)	$20,990	$(43,034)	$25,585	$52,610	$73,938
Adjustments to reconcile GAAP operating income (loss) to non-GAAP operating income:
Stock-based compensation	87,988	70,760	62,771	44,826	24,230
Intangible asset amortization	907	2,814	2,731	2,632	2,632
Litigation settlement	—	—	3,250	—	—
U.S. tariff refund	—	—	—	(640)	(3,864)
Restructuring benefit	—	—	—	—	(786)
Non-GAAP operating income	$109,885	$30,540	$94,337	$99,428	$96,150
Reconciliation of GAAP to Non-GAAP Gross Margin

	2025
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
GAAP gross margin	55.7%	56.3%	57.3%	57.7%
Adjustments to reconcile GAAP gross margin to non-GAAP gross margin:
Stock-based compensation	0.4	0.4	0.3	0.3
Intangible asset amortization	0.1	0.1	0.1	—
Non-GAAP gross margin	56.2%	56.8%	57.7%	58.0%
Use of Non-GAAP Financial Information
Calix uses certain non-GAAP financial measures to supplement its consolidated financial statements, which are presented in accordance with GAAP. In this proxy statement, Calix has presented non-GAAP net operating income and non-GAAP gross margin. These non-GAAP measures are provided as performance targets in our executive cash incentive plan as the measure primarily excludes certain non-cash charges for stock-based compensation and intangible asset amortization, which Calix believes are not indicative of its core operating results. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with the comparable GAAP measure. A reconciliation of these non-GAAP measures to the most directly
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comparable GAAP measures are provided above. The non-GAAP financial measures used by Calix may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
2

CALIX, INC. 3155 OLSEN DRIVE SUITE 450 SAN JOSE, CA 95117
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/CALX2026
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received by 11:59 P.M. Eastern Time the day before the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
						D43544-P50305	KEEP THIS PORTION FOR YOUR RECORDS
	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.					DETACH AND RETURN THIS PORTION ONLY
CALIX, INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 below:			☐	☐	☐
1.	To elect each of the three director nominees named in the proxy statement

Nominees:
	01)	Kathleen Crusco
	02)	Carl Russo
	03)	Michael Weening

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	To approve 672,300 shares of common stock reserved for issuance for the matching component of the Calix, Inc. Stock Purchase and Matching Plan.						☐	☐	☐

3.	To approve, on a non-binding, advisory basis, Calix’s named executive officer compensation.						☐	☐	☐

4.	To ratify the selection of KPMG LLP as Calix’s independent registered public accounting firm for the fiscal year ending December 31, 2026.						☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:							☐	☐	☐

5.	To hold an advisory vote on a stockholder proposal relating to a simple majority vote.						☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 14, 2026:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

D43545-P50305

CALIX, INC.
Annual Meeting of Stockholders
May 14, 2026 at 10:45 AM PDT
This proxy is solicited by the Board of Directors
I appoint Michael Weening and Cory Sindelar and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and authorize them to represent and vote, as provided on the other side, all the shares of Calix, Inc. Common Stock which I am entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Calix, Inc. to be held on May 14, 2026 or at any adjournment or postponement of that meeting, with all powers which I would possess if present at the Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side.